 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-291644
PROSPECTUS SUPPLEMENT
(To prospectus dated December 5, 2025)
Up to $3,300,000
American Depositary Shares Representing Ordinary Shares

We have entered into an At The Market Offering Agreement, or the sales agreement, dated January 30, 2024, with H.C. Wainwright & Co., LLC, or H.C. Wainwright, relating to offer and sale of American Depositary Shares, or ADSs, each representing one hundred and twenty of our ordinary shares, no nominal value, from time to time through H.C. Wainwright acting as sales agent or principal. In accordance with the terms of the sales agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell ADSs having a maximum aggregate offering price of up to $3,300,000 from time to time through H.C. Wainwright in this offering, acting as our sales agent.
The ADSs are traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “ADXN”. Each ADS represents the right to receive one hundred and twenty ordinary shares of Addex Therapeutics Ltd. On December 9, 2025, the last reported sales price of our ADSs on Nasdaq was $7.35 per ADS. Our ordinary shares are listed on the SIX Swiss Exchange, or SIX, under the symbol “ADXN.” On December 9, 2025, the last reported sales price of our ordinary shares on SIX was CHF 0.054 or $0.067 per share (based on the exchange rate between the Swiss franc and the U.S dollar reported on such date, which was $1.24 per CHF 1.0).
Sales of the ADSs representing our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through Nasdaq or any other existing trading market in the United States for the ADSs, sales made to or through a market maker other than on an exchange or otherwise, directly to H.C. Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. If we and H.C. Wainwright agree on a method of distribution other than sales of the ADSs on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. H.C. Wainwright is not required to sell any specific number or dollar amount of ADSs, but will act as our sales agent using commercially reasonable efforts to sell on our behalf all of the ADSs requested to be sold by us, consistent with its normal trading and sales practices and applicable laws and regulations, subject to the terms and conditions of the sales agreement on mutually agreed terms. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. This offering pursuant to this prospectus supplement and the accompanying prospectus will terminate upon the earlier of (1) the sale of ADSs pursuant to this prospectus supplement having an aggregate sales price of $3,300,000 and (2) the termination by us or H.C. Wainwright of the sales agreement pursuant to its terms. We provide more information about how the ADSs will be sold in the section entitled “Plan of Distribution.”
H.C. Wainwright will be entitled to cash compensation at a fixed commission rate equal to 3.0% of the gross sales price of the ADSs sold through H.C. Wainwright under the sales agreement. In connection with the sales of ADSs on our behalf, H.C. Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to H.C. Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to H.C. Wainwright against certain liabilities, including liabilities under the Securities Act. We have also agreed to reimburse certain of H.C. Wainwright’s expenses in connection with the offering as further described in the “Plan of Distribution” section beginning on page S-30 of this prospectus supplement.
Under the registration statement to which this prospectus supplement forms a part, we may not sell our securities in a primary offering with a value exceeding one-third of our public float in any 12-calendar month period (unless our public float rises to $75.0 million or more). The aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates computed in accordance with General Instruction I.B.5 to Form F-3 is $9.95 million, based on 125,588,452 shares held by non-affiliates and a CHF 0.063 ($0.079) closing price of the shares on SIX on November 13, 2025. During the 12 full calendar months preceding and including the date of this prospectus supplement, we have not sold any securities under General Instructions I.B.5 to Form F-3.
The ADSs offered hereby comprise a portion of the $150.0 million aggregate value of securities registered for issuance on a primary basis on the registration statement of which this prospectus supplement and the accompanying prospectus form a part.
We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings. However, we have elected not to take advantage of the extended transition period allowed for emerging growth companies for complying with new or revised accounting guidance as allowed by Section 107 of the JOBS Act and Section 7(a)(2)(B) of the Securities Act. See the section entitled “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Investing in the ADSs involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement, on page 6 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You should read all of the information set forth in this prospectus supplement, as well as the documents incorporated by reference herein, carefully before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.
The date of this prospectus supplement is December 10, 2025

PROSPECTUS SUPPLEMENT
BASE PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of the registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, we may offer ADSs having an aggregate offering price of up to $150,000,000 from time to time under the registration statement of which this prospectus supplement forms a part. Under this prospectus supplement, we may offer ADSs at prices and on terms to be determined by market conditions at the time of the offering. In accordance with the terms of the sales agreement, we may offer and sell ADSs having an aggregate offering price of up to $3,300,000 from time to time through H.C. Wainwright acting as our sales agent pursuant to this prospectus supplement and the accompanying prospectus. Before buying any of the ADSs that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and the accompanying prospectus. These documents contain important information that you should consider when making your investment decision.
This prospectus supplement describes the terms of this offering of ADSs and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We have not, and H.C. Wainwright has not, authorized anyone to provide you with information different than that contained or incorporated by reference in this prospectus supplement. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, is accurate only as of the date of the respective document. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, in their entirety before making an investment decision.
We and H.C. Wainwright are offering to sell, and seeking offers to buy, ADSs only in jurisdictions where such offers and sales are permitted, excluding Switzerland. Sales of ADSs will only be conducted through Nasdaq or any other existing U.S. trading market for the ADSs. No sales of ADSs will be conducted through Euronext. The distribution of this prospectus supplement and the offering of ADSs in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the ADSs and the distribution.
We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus supplement and the accompanying prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus supplement is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement and the accompanying prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “should,” “will” and “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus supplement are based upon information available to us as of the date of this prospectus supplement and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward- looking statements include statements about:
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the development of our drug candidates, including statements regarding the timing of initiation, completion and the outcome of pre-clinical studies or clinical trials and related preparatory work, the period during which the results of the studies or trials will become available and our research and development programs with respect to our drug candidates;

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the impact of global macroeconomic conditions, including pandemics, inflation, interest rates, trade policies (including tariffs) and geopolitical risks, on our business and operations;

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our ability to obtain and maintain regulatory approval of our drug candidates in the indications for which we plan to develop them, and any related restrictions, limitations or warnings in the label of an approved drug or therapy;

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our plans to collaborate, or statements regarding the ongoing collaborations, with partner companies;

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our plans to research, develop, manufacture and commercialize our drug candidates;

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the timing of our regulatory filings for our drug candidates;

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the size and growth potential of the markets for our drug candidates;

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our ability to raise additional capital;

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our commercialization, marketing and manufacturing capabilities and strategy;

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our expectations regarding our ability to obtain and maintain intellectual property;

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our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

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how long we will qualify as an emerging growth company or a foreign private issuer;

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our estimates regarding future revenue, expenses and needs for additional financing;

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our belief about the duration of our cash runway;

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regulatory developments in the United States, European Union and other jurisdictions;

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other risks and uncertainties, including those listed in the section of our most recent Annual Report on Form 20-F titled “Item 3.D — Risk Factors.

You should refer to the section entitled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward- looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should read this prospectus supplement, the accompanying prospectus, and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement and the accompanying prospectus form a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should read the entire prospectus supplement and accompanying prospectus carefully, including the documents, the risk factors beginning on page S-10 of this prospectus supplement and page 6 of the accompanying prospectus, and the financial statements and related notes included or incorporated by reference herein and therein. Unless otherwise indicated or unless the context requires otherwise, this prospectus supplement includes the accounts of “Addex,” “Addex Therapeutics,” “Addex Therapeutics Ltd,” the “Company,” “we,” “us” and “our” refer to Addex Therapeutics Ltd together with its subsidiaries.
Overview
We are a clinical-stage pharmaceutical company focused on the development of a portfolio of novel orally available small molecule drug candidates. Our business comprises of a pipeline of proprietary clinical and preclinical stage drug candidates that are being developed by our partner and internally. We or our partner are developing these clinical and preclinical stage proprietary drug candidates for diseases for which there are no approved therapies or where improved therapies are needed including post-stroke sensorimotor recovery, traumatic brain injury, or TBI, recovery, substance use disorders, or, SUD, and chronic cough. We also hold a 20% equity interest in a spin out company, Neurosterix US Holdings LLC, a private company developing a portfolio of preclinical stage proprietary drug candidates for schizophrenia, mood disorders and cognition.
Our lead development compound is dipraglurant, a metabotropic glutamate receptor subtype 5 negative allosteric modulator, or mGlu5 NAM, currently under evaluation for future development in post-stroke/TBI recovery. On April 30, 2025, we announced entering into an option and collaboration agreement with Sinntaxis AB for an exclusive license to intellectual property covering the use of mGlu5 inhibitors for the treatment of brain injury recovery. The agreement also includes a research collaboration under which the Sinntaxis team will complete evaluation of dipraglurant for the treatment of brain injury recovery.
Our second development compound, ADX71149 is a novel orally active metabotropic glutamate receptor subtype 2 positive allosteric modulator, or mGlu2 PAM. On July 22, 2024, we announced that our Partner Janssen terminated the development of drug candidate ADX71149 for epilepsy due to the Phase 2 study not achieving statistical significance for the primary endpoint. On April 17, 2025, we announced that our partner Janssen terminated our partnership agreement and returned to us the program including all related intellectual property to the Group. We are currently evaluating the future development of ADX71149.
Our third development program is GABAB PAM for substance use disorders. In 2024, we completed a funded research program to discover novel gamma-aminobutyric acid subtype-b positive allosteric modulators, or GABAB PAMs, for Indivior PLC, or Indivior. On August 27, 2024, Indivior selected a compound for future development in substance use disorders and undertakes all future development of their selected compound. On May 12, 2025, we announced that our partner, Indivior, had successfully completed IND enabling studies with their selected compound.
Our fourth development program is GABAB PAM for chronic cough. Under the terms of the agreement with Indivior, we have exercised our right to select a compound to advance our own independent GABAB PAM program for the treatment of chronic cough. On June 6, 2025, we announced robust anti-tussive activity of our selected compound in multiple preclinical models of chronic cough compared to reference drugs and are currently completing preclinical evaluation.
We cannot forecast with any degree of certainty which proprietary products or indications, if any, will be subject to future collaborative arrangements, in whole or in part, and how such arrangements would affect our development plan or capital requirements. To date, we have secured grants and other funding from government and non-governmental organizations. As we advance our clinical and preclinical programs, we will continue to apply for subsidies, grants and government or agency sponsored studies that could offset or reduce our development costs.

Recent Developments
Sale Agency Agreement
On April 22, 2025, we extended our sale agency agreement with Kepler Cheuvreux until December 31, 2026. Under this agreement, Kepler Cheuvreux may sell our treasury shares on the SIX Swiss Exchange from time to time. The principal terms and conditions of the renewed agreement are consistent with those of the sale agency agreement dated August 24, 2020. From August 24, 2020 to November 30, 2025, we generated gross proceeds of CHF 3.29 million and from July 1, 2025 to November 30, 2025, we generated gross proceeds of CHF 0.45 million through the sale of 6,710,813 treasury shares.
Implications of Being an Emerging Growth Company and a Foreign Private Issuer
Emerging Growth Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies.
These exemptions include:
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not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; and

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to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) December 31, 2025; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our ordinary shares that are held by non-affiliates equals or exceeds $700.0 million as of the prior June 30. We may choose to take advantage of some but not all of these reduced burdens. For example, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. This transition period is only applicable under U.S. GAAP. As a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required or permitted by the International Accounting Standards Board.
Foreign Private Issuer
We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
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the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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the rules under the Exchange Act requiring the filing with the U.S. Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.
Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.
In this prospectus supplement and in the documents and information incorporated by reference in this prospectus supplement, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement may be different than the information you receive from other public companies in which you hold equity securities.
Corporate Information
We are organized as a stockholding company under the laws of Switzerland. Our American Depositary Shares have been listed on Nasdaq under the symbol “ADXN” since January 29, 2020, and our ordinary shares have been listed on SIX since May 2007 under the symbol “ADXN”.
Our corporate headquarters is located at Chemin des Mines 9, CH-1202 Geneva, Switzerland, where the telephone number is +41 (0)22 884 1555, and our registered office is located at c/o Addex Pharma SA, Chemin des Aulx 12, CH-1228 Plan-les-Ouates, Geneva, Switzerland. Our website address is, www.addextherapeutics.com/en. The information contained on, or that can be accessed from, our website. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus supplement or the accompanying prospectus. You should not rely on our website or any such information in making your decision whether to purchase our securities. Our agent for service of process in the United States is Addex Pharmaceuticals Inc., 1968 S Coast Hwy #1915, Laguna Beach, CA 92651.

THE OFFERING
ADSs offered by us:
ADSs, each representing one hundred and twenty ordinary shares, having an aggregate offering price of up to $3,300,000.
Shares to be outstanding after this offering:
Up to 194,264,057 shares, including 46,424,280 shares represented by 386,869 ADSs (as more fully described in the notes following this table) in this offering, assuming a sales price of $8.53 per ADS (CHF 0.057 per ordinary share), which was the last reported sales price of the ADSs on Nasdaq on December 4, 2025. The actual number of ADSs sold, if any, will vary depending on the sales price under this offering.
American Depositary Shares:
Each ADS represents one hundred and twenty ordinary shares, no nominal value. You will have the rights of an ADS holder as provided in the deposit agreement by and among us, the ADS depositary and all holders and beneficial owners of ADSs issued thereunder. We encourage you to read the deposit agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.
ADS Depositary:
The Bank of New York Mellon (BNY)
Plan of Distribution:
“At the market offering” that may be made from time to time through our sales agent, H.C. Wainwright. See “Plan of Distribution” on page S-26 of this prospectus supplement.
Use of Proceeds:
We intend to use the net proceeds from this offering, if any to advance our portfolio of drug candidates and for general corporate purposes.
See “Use of Proceeds” for a more complete description of the intended use of proceeds from the offering.
Risk Factors:
Investing in the ADSs involves significant risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in the ADSs.
Nasdaq symbol:
“ADXN”
Unless otherwise stated in this prospectus supplement, the number of our shares set forth herein is based on 147,839,777 ordinary shares outstanding as of November 30, 2025, but excludes:
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70,814,719 treasury ordinary shares indirectly held through our wholly owned subsidiary Addex Pharma SA as of November 30, 2025, of which 70,680,767 are available for the exercise of outstanding warrants;

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57,877,248 ordinary shares issuable out of our capital band expiring on June 27, 2029, available for the exercise of outstanding warrants;

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97,177,248 ordinary shares issuable out of our conditional capital, including (i) 50,842,256 ordinary shares reserved for issuance upon exercise of outstanding warrants and any other warrants granted in connection with issuances of bonds, similar obligations or other financial instruments and (ii) 41,334,992 ordinary shares reserved for issuances pursuant to our equity incentive plans of which 8,004,748 relate to outstanding options as of September 30, 2025

As of November 30, 2025, an aggregate of 58,134,720 warrants of which 55,809,720 may be exercised through 465,081 ADSs, remain to be exercised. Issuances of ordinary shares and/or ADSs pursuant to the exercises of these warrants will be satisfied from the 70,680,767 treasury s ordinary hares, the 57,877,248 ordinary shares issuable out our capital band and 50,842,256 ordinary shares issuable out of our conditional capital.

RISK FACTORS
Investing in the ADSs involves a high degree of risk. Prior to making a decision about investing in the ADSs, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 20-F for the fiscal year ended December 31, 2024, under the heading “Item 3D. Risk Factors,” as well as those contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus supplement, together with all of the other information contained in this prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Documents by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.
Risks Relating to Our Business
We will need significant amounts of additional new capital to fund our continued development activities.
We incurred accumulated losses for a total amount of CHF 358.3 million from inception to September 30, 2025. During the nine-month period ended September 30, 2025, we incurred a net loss of CHF 4.9 million. During the twelve-month period ended December 31, 2024, we generated a net profit of CHF 7.1 million primarily due to reduced operating losses and proceeds from the divestment of part of our business to Neurosterix on April 2, 2024. As part of this transaction, we received a gross proceeds of CHF 5.0 million and a 20% equity interest in Neurosterix US Holdings LLC, parent company of Neurosterix Group.
Our operating losses result principally from costs incurred in research and development of our drug candidates and general and administrative expense. In the medium and long term, we expect to increase our expenses as we continue the development of our GABAB PAM chronic cough drug candidate, initiate further clinical trials and seek marketing approval for our drug candidates. The amount of future losses is uncertain and our ability to achieve a recurring profitability, if ever, will depend on, among other things, us or our partners successfully developing drug candidates, obtaining regulatory approval to market and commercialize drug candidates, manufacturing any approved products on commercially reasonable terms, establishing a sales and marketing organization or suitable third party alternatives for any approved product and raising sufficient funds to finance our activities.
We will need significant amounts of additional new capital to fund the development of our GABAB PAM chronic cough drug candidate and our other drug programs and we cannot guarantee that we will have sufficient funds available in the future to develop and commercialize this indication or our other drug programs. As of September 30, 2025, we had cash and cash equivalents of CHF 2.2 million. To date, we have funded our operations through equity offerings, payments from licensors and divestment of selected assets. We have limited sources of revenue and will need substantial additional capital to develop and commercialize our drug candidates. We may be unable to raise additional capital when needed, or at all, which could force us to reduce or discontinue operations.
We believe that our current cash and cash equivalents are sufficient to fund our operating expenses through mid-June 2026. We cannot assure you of our ability to finance our operations and pursue our intended development plans beyond that date as it will depend on our ability to generate additional funding through current and further partnerships or grants and amounts we may raise through further financings such as additional equity offerings, including offerings under our sale agreement with Kepler Cheuvreux. If our development plans are not successful, we may not be able to generate additional funding through partnerships or grants, or raise further financing through equity offerings or otherwise, or we may only be able to do so on terms that are not favorable to our shareholders.
To the extent that we raise additional capital through the issuance of shares, our existing shareholders will be diluted and newly issued shares may contain senior rights and preferences compared to currently outstanding shares. We may receive future milestone payments from licensors but that is dependent on achieving certain regulatory or commercial milestones that may never happen. We may seek additional funding through public or private financings, debt financing or collaboration agreements. The inability to obtain funding, as and when needed, would have a negative impact on our financial condition and ability to pursue our business strategies. If we are unable to obtain the required funding to run our operations and to develop and commercialize our candidates, we could be forced to postpone the development of our drug candidates.
We are currently conducting some of our business operations under a service agreement with Neurosterix Group. In order to internally develop our programs, we may need to significantly expand our operations.
On April 2, 2024, we sold our allosteric modulator drug discovery technology platform and some of our wholly owned pre-clinical programs to Neurosterix Pharma Sàrl (Neurosterix), a new company funded by Perceptive Xontogeny Venture Fund II L.P, Perceptive Life Sciences Master fund Ltd and Acorn Bioventures 2, L.P (the “Transaction”). As part of the Transaction, Addex received CHF 5.0 million in cash and shares representing a 20% indirect equity interest in Neurosterix. As of the date of the Transaction, all employees of Addex, other than our Head of Finance, became employees of Neurosterix. Pursuant to a service agreement, certain former Addex employees are allowed to dedicate a portion of their time to Addex at zero cost. If Neurosterix Group terminates the service agreement, we may need to significantly expand our operations and hire new research and development staff in order to continue to develop our programs. We may not be successful in expanding our operations, and any such expansion may be expensive.
The ADSs may be delisted from Nasdaq which could negatively impact the price of the ADSs, our liquidity and our ability to access the capital markets.
The ADSs are currently listed on Nasdaq under the symbol “ADXN.” The listing standards of Nasdaq provide that a company, in order to qualify for continued listing, must maintain a minimum bid price of $1.00 and satisfy standards relative to minimum shareholders’ equity, minimum market value of publicly held shares and various additional requirements. On May 18, 2023, we received a letter from the staff of Nasdaq notifying us that, for the previous 30 consecutive business days, the bid price for the ADSs had closed below the minimum $1.00 bid price requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(a)(2). In order to regain compliance, the closing bid price of the ADSs have to meet or exceed $1.00 per ADS for at least ten consecutive business days during the 180-calendar day grace period. In order to regain compliance, we executed the ADS Ratio Change which went effective on October 23, 2023. On November 8, 2023, we announced that we had received a written notification from the staff of Nasdaq notifying us that we had regained compliance with the continued listing rule relating to the minimum bid price requirement of $1.00 per ADS. In the future, we may be subject to further written notifications from Nasdaq related to non-compliance with its continued listing rules such as minimum shareholders’ equity. If Nasdaq delists our securities from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant negative consequences including:
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limited availability of market quotations for our securities;

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a determination that the ADSs are a “penny stock” which would require brokers trading in the ADSs to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the ADSs;

•
a limited amount of analyst coverage, if any; and

•
a decreased ability to issue additional securities or obtain additional financing in the future.

Delisting from Nasdaq could also result in other negative consequences, including the potential loss of confidence by third parties such as institutional investors and fewer business development opportunities.
If the ADSs are delisted from Nasdaq, we believe that they may be eligible to be quoted on the inter- dealer electronic quotation and trading system operated by OTC Markets Group Inc., commonly referred to as the Pink Open Market and we may also qualify to be traded on their OTCQB market (The Venture Market). These markets are generally not considered to be as efficient as, and not as broad as, Nasdaq. Selling the ADSs on these markets could be more difficult because smaller quantities of ADSs would likely be bought and sold, and transactions could be delayed. In addition, in the event the ADSs are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in the ADSs or even holding the ADSs, further limiting the liquidity of the ADSs. These factors could result in lower prices and larger spreads in the bid and ask prices for the ADSs.

We have determined that we are a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes, for which the consequences to U.S. holders of our ordinary shares or ADSs representing our ordinary shares may be adverse.
Based on the nature and composition of our income, assets and activities for our taxable year ended December 31, 2024, we believe that we were classified as a PFIC for our taxable year ended December 31, 2024 and may be a PFIC in future taxable years. U.S. Holders should consult with their tax advisors regarding the implications of owning stock in a PFIC. However, because our PFIC status is subject to a number of uncertainties and the applicable law is subject to varying interpretations, neither we nor our tax advisors can provide any assurances with respect to our PFIC status for any prior, the current, or any future taxable year. Moreover, because the calculation of the value of our assets may be based in part on the value of our ordinary shares or ADSs, the value of which may fluctuate considerably, our PFIC status may change from year to year and is difficult to predict. A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year. As a result, our PFIC status may change from year to year and we have not yet made any determination as to our expected PFIC status for the current year. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for our taxable year ended December 31, 2024, our current or any other past or future taxable year. We intend to annually provide U.S. Holders, (as defined in the section titled “Taxation — Material U.S. Federal Income Tax Considerations for U.S. Holders” under Item 10.E. to our most recent Annual Report on Form 20-F), upon request, a “PFIC Annual Information Statement”, with the information required to allow U.S. Holders to make a “qualified electing fund” election, or “QEF Election” for United States federal income tax purposes.
Under the Internal Revenue Code of 1986, as amended, a non-U.S. company will be considered a PFIC for any taxable year in which (1) 75% or more of its gross income consists of passive income or (2) 50% or more of the quarterly weighted average value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of these tests, passive income includes dividends, interest, gains from the sale or exchange of investment property and certain rents and royalties. In addition, for purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation or partnership is treated as if it held its proportionate share of the assets and directly received its proportionate share of the income of such other corporation or partnership. If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares or ADSs representing our ordinary shares, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the shares or ADSs representing our ordinary shares, regardless of whether we continue to meet the PFIC test described above, unless the U.S. Holder makes a specified election once we cease to be a PFIC. If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares or ADSs representing our ordinary shares, the U.S. Holder may be subject to adverse tax consequences regardless of whether we continue to qualify as a PFIC, including ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements. For further discussion of the PFIC rules and the adverse U.S. federal income tax consequences in the event we are classified as a PFIC, see the section titled “Taxation — Material U.S. Federal Income Tax Considerations for U.S. Holders” under Item 10.E of our most recent Annual Report on Form 20-F. Prospective U.S. Holders are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our ordinary shares or ADSs, the consequences to them of an investment in a PFIC, any elections available with respect to our ordinary shares or ADSs and the IRS information reporting obligations with respect to the purchase, ownership and disposition of shares or ADSs of a PFIC.
If a United States person is treated as owning at least 10% of our ordinary shares, such holder may be subject to adverse U.S. federal income tax consequences.
If a U.S. Holder is treated as owning, directly, indirectly or constructively, at least 10% of the value or voting power of our ordinary shares (directly or in the form of ADSs representing our ordinary shares), such U.S. Holder may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our corporate group, if any. A controlled foreign corporation is any foreign corporation in which more than 50% of the total combined voting power of classes of voting stock or the total value of the corporation is owned (or treated as owned) by United States shareholders. If such group includes one or more U.S. subsidiaries, our non-U.S. subsidiaries will be treated as controlled foreign corporations, regardless of whether we are treated as a controlled foreign corporation. A United States shareholder of a controlled foreign corporation may be required to annually report and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with these reporting obligations may subject a United States shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting. We cannot provide any assurances that we will assist our investors in determining whether any of our non-U.S. subsidiaries are treated as a controlled foreign corporation or whether such investor is treated as a United States shareholder with respect to any of such controlled foreign corporations. Further, we cannot provide any assurances that we will furnish to any United States shareholder information that may be necessary to comply with the reporting and tax paying obligations described in this risk factor. U.S. Holders should consult their tax advisors regarding the potential application of these rules to their investment in our ordinary shares or ADSs representing our ordinary shares.
Risks Relating to this Offering
We may allocate the net proceeds from this offering in ways that you or other shareholders may not approve.
We currently intend to use the net proceeds of this offering, if any, together with cash on hand, to advance our portfolio of drug candidates and for general corporate purposes. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any third-party intellectual property or other assets that we may opportunistically identify and seek to license or acquire or any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of the ADSs. See “Use of Proceeds.”
You may experience immediate and substantial dilution in the net tangible book value ADS you purchase in the offering. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.
The actual offering price per ADS in this offering may exceed the pro forma as adjusted net tangible book value per ADS outstanding as of September 30, 2025. After giving effect to the sale of ADSs in the aggregate gross amount of $3,300,000 at an assumed offering price of $8.53 per ADS, the closing sales price of the ADSs on Nasdaq on December 4, 2025, and after deducting sales commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $1.95 per ADS, representing the difference between our pro forma as adjusted net tangible book value per ADS as of September 30, 2025, after giving effect to the Pro Forma Adjustments and this offering at the assumed offering price. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. In addition, to the extent we need to raise additional capital in the future, and we issue additional ADSs or securities convertible or exchangeable for the ADSs, our then existing stockholders may experience dilution and the new securities may have rights senior to those of the ADSs offered in this offering.
Sales of a substantial number of the ADSs or shares in the public market could cause the price of the ADSs to fall.
Sales of a substantial number of the ADSs or shares in the public market or the perception that these sales might occur could depress the market price of the ADSs or shares, could make it more difficult for you to sell your ADSs or shares at a time and price that you deem appropriate and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales of the ADSs or shares may have on the prevailing market price of the ADSs or shares. The sale or the availability for sale of a large number of the ADSs or shares in the public market could cause the price of the ADSs and/or shares to decline.
You may experience future dilution as a result of future equity offerings.
We will need additional capital to fund our research and development programs and to fulfill our planned operating goals, in addition to sales, if any, in this offering. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted. In addition, we have a significant number of options to purchase shares or ADSs representing our ordinary shares outstanding. If these securities are exercised, you will incur further dilution. Moreover, to the extent that we issue additional options to purchase, or securities convertible into or exchangeable for, the ADSs in the future and those options or other securities are exercised, converted or exchanged, stockholders will experience further dilution.
The ADSs offered hereby will be sold in “at the market” offerings, and investors who buy ADSs at different times will likely pay different prices.
Investors who purchase ADSs in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of ADSs sold. Investors may experience a decline in the value of their ADSs as a result of share sales made at prices lower than the prices they paid.
The actual number of ADSs we may sell and the aggregate proceeds resulting from sales under the sales agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable laws, we have the discretion to deliver a sales notice to H.C. Wainwright at any time throughout the term of the sales. The number of ADSs that are sold by H.C. Wainwright after we deliver a sales notice will fluctuate based on the market price of the ADSs during the sales period and limits we set with H.C. Wainwright. Because the price per ADS of each ADS sold will fluctuate based on the market price of and demand for the ADSs during the sales period, it is not possible at this stage to predict the number of ADSs, if any, that will ultimately be issued.

USE OF PROCEEDS
We intend to use the net proceeds from this offering, if any, together with cash on hand, to advance our portfolio of drug candidates and for general corporate purposes, before deducting sales commissions and estimated offering expenses payable by us. The amount of proceeds from this offering, if any, will depend upon the number of ADSs sold and the market price at which they are sold. There can be no assurance that we will be able to sell any ADSs under this offering or fully utilize the sales agreement with H.C. Wainwright. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.
Our expected use of the net proceeds from this offering represents our intentions based on our current plans and business conditions. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above.
Based on our current operating plan, we believe that our existing cash will enable us to fund our planned operating expenses and capital expenditures through at mid-June 2026.
Our ability to pursue and finance our operations and our intended development plans beyond such time will depend on our ability to generate additional funding through partnerships or grants and amounts that we may raise through this offering and further fund raisings.
As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the proceeds to be received within this offering that we will actually spend on the uses set forth above. Our management will have broad discretion over the use of the net proceeds from this offering. The amounts and timing of our expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing, cost and success of preclinical studies and ongoing clinical trials or clinical trials we may commence in the future, the timing of regulatory submissions, our ability to obtain additional financing, the amount of cash obtained through our existing collaborations and future collaborations, if any, and any unforeseen cash needs.
Pending any use described above, we may invest the net proceeds of this offering in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or guaranteed government obligations.

DIVIDEND POLICY
We have never paid a dividend, and we do not anticipate paying dividends in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. As a result, investors in our ordinary shares will benefit in the foreseeable future only if our ordinary shares appreciate in value.
Under Swiss law, any dividend must be proposed by our Board of Directors, or the Board, and approved by a shareholders’ meeting. In addition, our auditors must confirm that the dividend proposal of our Board conforms to Swiss statutory law and our Articles of Association, or the Articles. A Swiss corporation may pay dividends only if it has sufficient distributable profits or brought forward from the previous business years or if it has distributable reserves, each as evidenced by its audited standalone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and its articles of association have been deducted.
Distributable reserves are generally booked either as “free reserves” or as “reserve from capital contributions”. Distributions out of issued share capital, which is the aggregate nominal value of a corporation’s issued shares, may be made only by way of a share capital reduction. See “Description of Share Capital.”

CAPITALIZATION
The following table sets forth our cash and capitalization as of September 30, 2025, on:
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an actual basis;

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on a pro forma basis to give effect to the creation of 34,300,000 new registered shares at a nominal value of CHF 0.01, fully subscribed by the subsidiary Addex Pharma SA and the sale of 1,383,593 treasury shares from October 1, 2025 to November 30, 2025, which gross proceeds amounted to CHF 0.1 million (collectively, the “Pro Forma Adjustments”); and

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on a pro forma as adjusted basis to give further effect to the sale of 46,424,280 shares in the form of 386,869 ADSs with estimated net proceeds of $3.3 million based on the ADSs closing price of $8.53 per ADS as reported on Nasdaq on December 4, 2025, after deducting sales commissions and estimated offering expenses payable by us.

You should read the financial data in the following table in conjunction with our financial statements and related notes incorporated by reference into this prospectus supplement.
Amonts in CHF	Actuals as at September 30, 2025	Pro forma as at September 30, 2025	Pro forma As adjusted as at September 30, 2025
	(unaudited)	(unaudited)	(unaudited)
Cash and cash equivalents	2,187,202	2,272,734	4,591,204
Shareholders’ equity
Share capital	1,843,545	2,186,545	2,186,545
Share premium	267,247,110	267,267,021	269,121,248
Other equity	64,620,223	64,620,223	64,620,223
Treasury shares reserve	(684,269)	(961,648)	(497,405)
Other reserves	31,185,660	31,185,660	31,185,660
Accumulated deficit	(358,253,714)	(358,253,714)	(358,253,714)
Total shareholders’ equity, net	5,958,555	6,044,087	8,362,557
Total capitalization	5,958,555	6,044,087	8,362,557

DILUTION
If you invest in the ADSs in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per ADS in the offering and the as adjusted net tangible book value per ADS after this offering. Dilution results from the fact that the offering price per ADS is substantially in excess of the net tangible book value per ADS.
As of September 30, 2025, we had a historical net tangible book value of $0.052 per share (approximately $6.26 per ADS). Historical net tangible book value per share represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities, all divided by the number of shares outstanding as of September 30, 2025. After giving effect to the Pro Forma Adjustments described in the section titled “Capitalization” on page S-18 of this prospectus supplement, our pro forma net tangible book value as of September 30, 2025, would approximately amount to $6.29 per ADS.
After giving effect further to the sale of the ADSs in the aggregate amount of $3,300,000 in the offering at an assumed offering price of $8.53 per ADS, the last reported sale price of the ADSs on Nasdaq on December 4, 2025, and after deducting the sales commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025, would have been $6.58 per ADS. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.29 per ADS to our existing shareholders and an immediate dilution in net tangible book value of $1.95 per ADS to investors purchasing ADSs in this offering. Dilution is determined by subtracting pro forma as adjusted net tangible book value per share, after giving effect to the additional proceeds we will receive from this offering at the assumed offering price of $8.53 per ADS, after deducting the estimated offering expenses payable by us in connection with this offering.
The following table illustrates this dilution on a per ADS basis:
Assumed offering price per ADS		$8.53
Net tangible book value per ADS as of September 30, 2025	$6.26
Increase in net tangible book value per ADS attributable to the Pro Forma Adjustments	$0.03
Pro forma net tangible book value per ADS as of September 30, 2025	$6.29
Increase in net tangible book value per ADS attributable to this offering	$0.29
Adjusted net tangible book value per ADS as of September 30, 2025, after giving further effect to this offering	$6.58
Dilution per ADS to new investors purchasing ADSs in this offering		$1.95
The above discussions and table are based on 146,476,085 as of September 30, 2025, but excludes:
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37,878,411 treasury shares indirectly held through our wholly owned subsidiary Addex Pharma SA as of September 30, 2025, of which 37,764,360 are available for the exercise of outstanding warrants;

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57,877,248 shares issuable out of our capital band expiring on June 27, 2029, available for the exercise of outstanding warrants;

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97,177,248 shares issuable out of our conditional capital, including (i) 50,842,256 shares reserved for issuance upon exercise of outstanding warrants and any other warrants granted in connection with issuances of bonds, similar obligations or other financial instruments and (ii) 41,334,992 shares reserved for issuances pursuant to our equity incentive plans of which 7,986,451 relate to outstanding options as of September 30, 2025.

To the extent that outstanding options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity exercisable into ADSs or convertible debt securities, the issuance of these securities may result in further dilution to our shareholders.

DESCRIPTION OF SHARE CAPITAL
The following section describes our issued share capital as of November 30, 2025 summarizes the material provisions of our Articles of Association and highlights certain differences in corporate law in Switzerland and the United States.
Capital structure
There were 2,210 shareholders registered in the share register on November 30, 2025. The distribution of shareholdings is divided as follows:
Number of ordinary shares	Number of registered shareholders on November 30, 2025
1 to 100	180
101 to 1,000	624
1,001 to 10,000	799
10,001 to 100,000	473
100,001 to 1,000,000	118
1,000,001 to 10,000,000	9
Above 10,000,000	2
The shareholder base on November 30, 2025 was constituted as follows:
Shareholder structure according to category of investors (weighted by number of shares)
Private persons	36.20%
Institutional shareholders	1.78%
Treasury shares held by the Group	32.39%
Holder of ADSs listed on Nasdaq not registered in the share register	8.83%
Non identified	20.80%
Shareholder structure by country (weighted by number of shares)
Switzerland	33.06%
United States	1.10%
Other countries	3.82%
Treasury shares held by the Group	32.39%
Holder of ADSs listed on Nasdaq not registered in the share register	8.83%
Non identified	20.80%
Capital
As of November 30, 2025, the share capital amounted to CHF 2,186,544.96 consisting of 218,654,496 issued ordinary shares with a nominal value of CHF 0.01 per share. As of November 30, 2025, we indirectly held 70,814,719 of our own ordinary shares. These ordinary shares are recorded as treasury shares.
Capital Band
As of November 30, 2025, and according to Article 3b of the Articles, the Company has a capital band ranging from CHF 2,186,544.96 (lower limit) to CHF 2,765,317.44 (upper limit), authorizing the Board to increase the share capital within the capital band, once or several times and in any amounts, until June 27, 2029 or until an earlier expiry of the capital range. The capital increase may be effected by issuing up to 57,877,248 fully paid-in registered shares with a par value of CHF 0.01 each or by increasing the par value of the existing shares within the limit of the capital range. The capital band does not authorize the Board to reduce the share capital. If the share capital increases as a result of an increase from conditional capital pursuant to Article 3c A) and B) of the Articles, the Board shall increase the lower and upper limits of the capital band accordingly.
In the event of an issue of shares, the subscription and acquisition of the new shares as well as any subsequent transfer of the shares shall be subject to the restrictions pursuant to Article 5 of the Articles.
In the event of a capital increase within the capital range, the Board of Directors shall, to the extent necessary, determine the issue price, the type of contribution (including cash contributions, contributions in kind, set-off and conversion of reserves or of profit carried forward into share capital), the date of issue, the conditions for the exercise of subscription rights and the beginning date for dividend entitlement. In this regard, the Board of Directors may issue new shares by means of a firm underwriting through a financial institution, a syndicate of financial institutions or another third party and a subsequent offer of these shares to the existing shareholders of third parties (if the subscription rights of the existing shareholders have been withdrawn or have not been duly exercised). The Board of Directors is entitled to permit, to restrict or to exclude the trade with subscription rights. If may permit the expiration of subscription rights that have not been duly exercised, or it may place such rights or shares as to which subscription rights have been granted, but not duly exercised, at market conditions or may use them otherwise in the interest of the Company.
In the event of a share issue the Board of Directors shall be authorized to restrict or exclude the subscription rights of shareholders and allocate such rights to third parties, the Company or any of its Group companies:
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if the issue price of the new shares is determined by reference to the market price; or

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for raising equity capital in a fast and flexible manner, which would not be possible, or would only be possible with great difficulty or at significantly less favorable conditions, without the exclusion of the advanced subscription rights of existing shareholders; or

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for the acquisition of companies, part(s) of companies or participations, for the acquisition of products, intellectual property or licenses by or for investment projects of the Company or any of its Group companies, or for the financing or refinancing of any of such transactions through a placement of shares; or

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for the participation of directors and employees at all level of the Company and its Group companies; or

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for the issuance of shares for conversions under convertible debt instruments, bonds, loans and similar forms of financing of the Company or of a subsidiary company, which are being issued for the purposes of investments or acquisitions; or

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for the financing of research and clinical development programs and other strategic projects of the Company; or

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for purposes of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners including financial investors, or in connection with the listing of new shares on domestic or foreign stock exchanges; or

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for purposes of granting an over-allotment option (Greenshoe) of up to 20% of the total number of shares in a placement or sale of shares to the respective initial purchaser(s) or underwriter(s).

Conditional share capital
As of November 30, 2025 and according to Article 3c A) of the Articles, the share capital of the Company may be increased by a maximum aggregate amount of CHF 413,349.92 through the issuance of a maximum of 41,334,992 registered shares, which shall be fully paid-in, with a par value of CHF 0.01 per share by the exercise of option rights or subscription rights attached to bons de jouissance which the employees, directors, contractors and/or consultants of the Company or a Group company are granted according to respective regulations of the Board. The pre-emptive rights of the shareholders are excluded. The acquisition of registered shares through the exercise of option rights or subscription rights granted to the holders of bons de jouissance and the subsequent transfer of the registered shares shall be subject to the transfer restrictions provided in Article 5 of the Articles.
According to Article 3c B) of the Articles, the share capital of the Company may be increased by a maximum aggregate amount of CHF 508,422.56 through the issuance of a maximum of 50,842,256 registered shares, which shall be fully paid-in, with a par value of CHF 0.01 per share by the exercise of option and/or conversion rights which are granted to shareholders of the Company and/or in connection with the issue of convertible debt instruments, bonds, loans, options, warrants or similar obligations or other financial instruments by the Company or another Group company. In the case of such grants of option and/or conversion rights, the advanced subscription right of shareholders is excluded. The holders of option and/or conversion rights are entitled to receive the new shares. The Board shall determine the terms of the option and/or conversion rights. The acquisition of registered shares through the exercise of option or conversion rights and the subsequent transfer of the registered shares shall be subject to the transfer restrictions provided in Article 5 of the Articles.
The Board of Directors is authorized to restrict or exclude the advanced subscription rights of shareholders:
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if the debt or other financial instruments and/or conversion rights or warrants are issued for the purpose of financing or refinancing of the acquisition of enterprises, parts of an enterprise, or participations or new investments;

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if such debt or other financial instruments and/or conversion rights or warrants are issued on the national or international capital markets and for the purpose of a firm underwriting by a banking institution or a consortium of banks with subsequent offering to the public; or

•
if such debt or other financial instruments and/or conversion rights or warrants are issued for raising capital in a fast and flexible manner, which would not be achieved without the exclusion of the advanced subscription rights of the existing shareholders. If the advance subscription rights are excluded by the Board of Directors, the following shall apply: the issuance of convertible bonds or warrants or other financial market instruments shall be made at the prevailing market conditions (including dilution protection provisions in accordance with market practice) and the new shares shall be issued pursuant to the relevant conversion or exercise rights in connection with bond or warrant issue conditions. Conversion rights may be exercised during a maximum 10-year period, and warrants may be exercised during a maximum 10-year period, in each case from the date of the respective issuance.

Changes in capital
Nominal share capital
December 31, 2023(1)	CHF 1,843,545
December 31, 2024	CHF 1,843,545
November 30, 2025	CHF 2,186,545

(1)
The Company’s nominal share capital effectively registered in the commercial register as of December 31, 2023 (i.e, CHF 1,782,345) did not account for the share capital increase by CHF 61,200 through the issuance of 6,1200,000 registered shares with a nominal value of CHF 0.01 each out of its conditionnal share capital during the period between December 12, 2023 to December 31, 2023 following the exercise of pre-funded warrants by one investor. Given that the registration of such a share capital increase with the commercial register (made on February 20, 2024) is only declatory in nature, the Company’s effective nominal share capital as of December 31, 2023 was CHF 1,843,544.96.

Conditional share capital
December 31, 2023(2)	CHF 829,973
December 31, 2024	CHF 921,773
November 30, 2025	CHF 921,773

(2)
The Company’s conditional share capital provided for in the Articles registered in the commercial register as of December 31, 2023 (ie,                 CHF 891,173) did not account for the share capital increase by CHF 61,200 through the issuance of 6,120,000 registered shares with a nominal value of CHF 0.01 each out of its conditional share capital during the period between December 12, 2023 to December 31, 2023, following the exercise of pre-funded warrants by one investor. The Company’s effectively remaining conditional share capital as of December 31, 2023 was CHF 829,973. The updated Articles were registered in the commercial register on February 20, 2024.

Capital band(3)
December 31, 2023	CHF 891,173
December 31, 2024	CHF 921,773
November 30, 2025	CHF 578,772

(3)
Reference is made to the range of the capital band as stated in the Articles registered in the commercial register on the relevant date.

Changes in capital in 2023
As of December 31, 2023, following the issuance of 6,120,000 new registered shares at a nominal value of CHF 0.01 each from its conditional share capital following the exercise of pre-funded warrants by one investor during the period between December 12, 2023 to December 31, 2023, the Company’s share capital increased by CHF 61,200, from CHF 1,782,344.96 to CHF 1,843,544.96. Accordingly, the conditional share capital decreased to CHF 829,972.48. The new nominal share capital and conditional share capital, as well as the corresponding increase of the lower limit of the capital band to CHF 1,843,544.96 and of the upper limit of the capital band to CHF 2,734,717.44, have been registered in the commercial register on February 20, 2024 in accordance with Swiss corporate law.
On December 19, 2023, the Company resolved to amend its Articles, and such resolution was registered in the journal of the commercial register on December 22, 2023, in order to (i) increase its conditional share capital to CHF 891,172.48 and (ii) increase the upper limit of its capital band from CHF 2,030,086.51 to CHF 2,673,517.44, thus allowing the Board of Directors to increase the share capital within a range from CHF 1,782,344.96 (lower limit) to CHF 2,673,517.44 (upper limit), one or several times and in any amounts, until December 18, 2028 or until an earlier expiry of the capital range, by issuing up to 89,117,248 fully paid-in registered shares with a par value of CHF 0.01 each or by increasing the par value of the existing shares within the limit of the capital range.
On December 13, 2023, the Company (i) increased its share capital by CHF 153,000 through the issuance of 15,300,000 new registered shares at a nominal value of CHF 0.01 each from its capital band to its fully owned subsidiary, Addex Pharma SA and (ii) registered in the commercial register a total of 29,986,185 new registered shares at a nominal value of CHF 0.01 each issued from its conditional share capital of which 17,458,950 new registered shares were issued following the exercise of pre-funded warrants by one investor and 12,527,235 new registered shares were issued following the exercise of equity incentive units by Board Members, Executive Managers and employees. As a consequence, a nominal share capital increase by an aggregate amount of CHF 452,861.85, from CHF 1,329,483.11 to CHF 1,782,344.96, has been registered in the commercial register, the conditional share capital has been reduced by CHF 299,861.85, the lower limit of the capital band has been adjusted to CHF 1,782,344.96 and the upper limit of the capital band has been adjusted to CHF 2,030,086.51.
On June 14, 2023, the Company increased its share capital by CHF 176,000, from CHF 1,153,483.11 to CHF 1,329,483.11, through the issuance of 17,600,000 new registered shares at a nominal value of CHF 0.01 each from its capital band to its fully owned subsidiary, Addex Pharma SA. As a consequence, the lower limit of the capital band has been adjusted to CHF 1,329,483.11.
On May 31, 2023, the Company resolved to amend its Articles, and such resolution was registered in the journal of the commercial register on June 5, 2023, in order to (i) increase its conditional share capital from CHF 151,975.93 to CHF 576,741.55 and (ii) remove its authorized share capital and replace it with a capital band, as introduced under the new Swiss corporate law, through the adoption of a new Article 3b of the Articles, thereby allowing the Board to increase the share capital within a range from CHF 1,153,483.11 (lower limit) to CHF 1,730,224.66 (upper limit), one or several times and in any amounts, until May 30, 2028 or until an earlier expiry of the capital range, by issuing up to 57,674,155 fully paid-in registered shares at a nominal value of CHF 0.01 each.
Changes in capital in 2024
On June 28, 2024, the Company resolved to amend its Articles and such resolution was registered in the journal of the commercial register on July 16, 2024, in order to (i) increase its conditional share capital from CHF 829,972.48 to CHF 921,772.48 and (ii) increase the upper limit of its capital band from CHF 2,734,717.44 to CHF 2,765,317.44, thus allowing the Board of Directors to increase the share capital within a range from CHF 1,843,544.96 (lower limit) to CHF 2,765,317.44 (upper limit), one or several times and in any amounts until June 27,2029 or until an earlier expiry of the capital range, by issuing up to 92,177,248 fully paid-in registered shares at a nominal value of CHF 0.01 each.
On February 20, 2024, in accordance with Swiss law, the Company registered in the commercial register 6,120,000 new registered shares at a nominal value of CHF 0.01 each, issued out of the conditional capital from December 12, 2023 to December 31, 2023 following the exercise of prefunded warrants granted to one institutional investor on April 3, 2023. Thus, the conditional share capital decreased to CHF 829,972.48, the lower limit of the capital band increased to CHF 1,843,544.96 and the upper limit of the capital band increased to CHF 2,734,717.44.
Changes in capital in 2025
On October 28, 2025, the Company increased its share capital by CHF 343,000, from CHF 1,843,544.96 to CHF 2,186,544.96, through the issuance of 34,300,000 new registered shares at a nominal value of CHF 0.01 each from its capital band to its fully owned subsidiary, Addex Pharma SA. As a consequence, the lower limit of the capital band has been adjusted to CHF 2,186,544.96.
Shares and participation certificates
Addex has one class of shares, i.e. registered shares with a nominal value of CHF 0.01 per share. Each share is fully paid up and carries one vote and equal dividend rights, with no privileges. We have no participation certificates (bons de participation / Partizipationsscheine).
Equity Sharing certification
Equity sharing certificates are available for granting to our employees and/or directors and/or consultants under our equity incentive plan. Equity sharing certificates do not form part of the share capital, have no nominal value, and do not grant any right to vote nor to attend meetings of shareholders. There are 1,700 equity sharing certificates (bons de jouissance / Genussscheine). Each equity sharing certificate grants the right to subscribe for 1,000 of our ordinary shares and a right to liquidation proceeds calculated in accordance with article 34 of the Articles.
Our ordinary shares and equity sharing certificates are not certificated. Shareholders and equity sharing certificate holders are not entitled to request printing and delivery of certificates, however, any shareholder or equity sharing certificate holder may at any time request that we issue a confirmation of its holdings.
Limitations on transferability of shares and nominee registration
A transfer of uncertified shares is affected by a corresponding entry in the books of a bank or depository institution following an assignment in writing by the selling shareholder and notification of such assignment to Addex by the bank or the depository institution. If following a transfer of shares a shareholder wishes to vote at or participate in a shareholders’ meeting, such shareholder must file a share registration form in order to be registered in Addex’s share register with voting rights. Failing such registration, a shareholder may not vote at or participate in a shareholders’ meeting. The shares in the form of American Depositary Shares or ADSs are held by the Bank of New York Mellon acting as depositary and voted at the shareholders’ meeting according to the instructions received from the ADS holders.
A purchaser of shares will be recorded in Addex’s share register as a shareholder with voting rights if the purchaser discloses its name, citizenship or registered office and address and gives a declaration that it has acquired the shares in its own name and for its own account.
Article 5 of the Articles provides that a person or entity that does not explicitly state in its registration request that it will hold the shares for its own account (Nominee) may be entered as a shareholder in the share register with voting rights for shares up to a maximum of 5% of the share capital as set forth in the commercial register. Shares held by a Nominee that exceed this limit are only registered in the share register with voting rights if such Nominee discloses the name, address and shareholding of any person or legal entity for whose account it is holding 1% or more of the share capital as set forth in the commercial register.
The limit of 1% shall apply correspondingly to Nominees who are related to one another through capital ownership or voting rights or have a common management or are otherwise interrelated. A share being indivisible, hence only one representative of each share will be recognized. Furthermore, shares may only be pledged in favor of the bank that administers the bank entries of such shares for the account of the pledging shareholders. If the registration of shareholdings with voting rights was effected based on false information, the Board may cancel such registration with retroactive effect. There are no further rules in the Articles for granting exceptions and no exceptions were granted in 2025. The Articles do not contain any provisions on the procedure and conditions for cancelling privileges and limitations on transferability.
Convertible bonds and options
As of November 30, 2025, we had no convertible or exchangeable bonds or loans outstanding. As of November 30, 2025, we had a total of 66,537,837 equity instruments outstanding, divided into 58,551,386 warrants (the “Warrants”), and 7,986,451 shares reserved for the ESOP (the “ESOP Shares”). The ESOP Shares are granted to non-executive directors, members of the executive management, employees or consultants of the Group. They vest over a four-year period and have a 1:1 subscription ratio, a ten-year expiration term and an exercise price between CHF 0.043 to CHF 3.00. For information on equity incentive plans for non-executive directors, members of the executive management, employees and consultants, refer to note 15 of the audited consolidated financial statements included in our Annual Report on Form 20-F incorporated by reference into this registration statement.
55,809,720 Warrants have been granted to institutional investor (the “Institutional Investor”) through three offerings, which occurred on December 21, 2021, July 26, 2022 and April 5, 2023. Each of the Warrants entitles the Institutional Investor to subscribe without any specific conditions one ADS representing 120 shares at an exercise price of USD 20.00 per ADS (equivalent to CHF 0.15 per share) until April 5, 2028.
The 55,809,720, Warrants are divided into (i) 9,230,772 Warrants granted on December 21, 2021 with an initial exercise price of CHF 1.00 per share, initially expiring on December 21, 2027, (ii) 15,000,000 Warrants granted on July 26, 2022 with an initial exercise price of CHF 0.30 per share, initially expiring on July 26, 2027, and (iii) 31,578,948 Warrants granted on April 5, 2023 with an initial exercise price of CHF 0.15 per share, initially expiring on April 5, 2028. As part of the offering completed on April 5, 2023 with the Institutional Investor, the exercise price of the Warrants granted on December 21, 2021 and July 26, 2022 were reduced to CHF 0.15 per share and their exercise period was extended to April 5, 2028.
The remaining 2,741,666 Warrants were granted on June 17, 2025 and June 18, 2025 at an exercise price of CHF 0.06 and a 5-year exercise period.
Stock Exchange Listing
The ADSs have been listed on Nasdaq, under the symbol “ADXN” since January 29, 2020 and our ordinary shares have been listed on SIX under the ticker symbol “ADXN” since May 21, 2007.

Registrar of Shares, Depositary for ADSs
Our share register is maintained by ShareCommService AG. The share register reflects only record owners of our ordinary shares. Holders of ADSs representing our ordinary shares will not be treated as our shareholders and their names will therefore not be entered in our share register. The Bank of New York Mellon acts as the depositary for the ADSs representing our ordinary shares and the custodian for ordinary shares represented by ADSs is UBS Switzerland AG.
Holders of ADSs representing our ordinary shares have a right to receive the ordinary shares underlying such ADSs. For discussion on ADSs representing our ordinary shares and rights of ADS holders, see the section entitled “Description of American Depositary Shares” in this prospectus supplement.
Notification and Disclosure of Substantial Share Interests
Under the applicable provisions of the Swiss Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading of 2015, or the Financial Market Infrastructure Act (“FMIA”), persons who directly, indirectly or in concert with other parties acquire or dispose of our ordinary shares, purchase rights or obligations relating to our ordinary shares (the “Purchase Positions”) or sale rights or obligations relating to our ordinary shares (the “Sale Positions”), and thereby, directly, indirectly or in concert with other parties reach, exceed or fall below a threshold of 3%, 5%, 10%, 15%, 20%, 25%, 33∕%, 50% or 66∕% of our voting rights (whether exercisable or not) must notify us and the Disclosure Office of the SIX of such acquisition or disposal in writing within four trading days. Within two trading days of the receipt of such notification, we must publish such information via the SIX’s electronic publishing platform. For purposes of calculating whether a threshold has been reached or crossed, shares and Purchase Positions, on the one hand, and Sale Positions, on the other hand, may not be netted. Rather, the shares and Purchase Positions and the Sale Positions must be accounted for separately and may each trigger disclosure obligations if the respective positions reach, exceed or fall below one of the thresholds. In addition, actual share ownership must be reported separately if it reaches, exceeds or falls below one of the thresholds.
Obligation to Make an Offer
Pursuant to the FMIA, any person that acquires our ordinary shares, whether directly or indirectly or acting in concert with third parties, and, as a result, exceeds the threshold of 33 1∕3% of our voting rights (whether exercisable or not), must submit a public tender offer to acquire 100% of our ordinary shares. A company’s articles of association may waive this requirement or raise the relevant threshold to up to 49% (“opting out” and “opting up”, respectively).
The Swiss Takeover Board or the Swiss Financial Market Supervisory Authority FINMA may grant exemptions from the mandatory offer rule in certain circumstances. Also, there is no obligation to make a public tender offer under the FMIA and its implementing ordinances if the voting rights in question are acquired as a result of a gift, succession or partition of an estate, a transfer based upon matrimonial property law or execution proceedings. However, such acquisitions have to be notified to the Swiss Takeover.

PLAN OF DISTRIBUTION
We have entered into the sales agreement with H.C. Wainwright, pursuant to which we may issue and sell from time to time the ADSs through H.C. Wainwright as our sales agent. Sales of the ADSs, if any, will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415 promulgated under the Securities Act. If we and H.C. Wainwright agree on any method of distribution other than sales of the ADSs on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.
H.C. Wainwright will offer the ADSs at prevailing market prices subject to the terms and conditions of the sales agreement as agreed upon by us and H.C. Wainwright. We will designate the number of ADSs which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of ADSs that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the sales agreement, H.C. Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell on our behalf all of the ADSs requested to be sold by us. We or H.C. Wainwright may suspend the offering of the ADSs being made through H.C. Wainwright under the sales agreement at any time upon proper notice to the other party.
Settlement for sales of ADSs will occur on the first trading day or any such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and H.C. Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of the ADSs as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and H.C. Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Wainwright a cash commission of 3.0% of the gross sales price of the ADSs of that Wainwright sells pursuant to the sales agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, sales commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the sales agreement, we agreed to reimburse H.C. Wainwright for the reasonable fees and expenses of its legal counsel incurred in connection with entering into the transactions contemplated by the sales agreement in an amount not to exceed $50,000 in the aggregate, in addition to up to $5,000 per due diligence update session conducted in connection with each such date the Company files its Annual Report on Form 20-F and $2,500 per due diligence update session, if any, for the three, six and nine months ended on and as of the last day of the first, second and third fiscal quarters, respectively, for H.C. Wainwright’s counsel’s fees. We will report at least quarterly the number of ADSs sold through H.C. Wainwright under the sales agreement, the net proceeds to us and the compensation paid by us to H.C. Wainwright in connection with the sales of ADSs.
In connection with the sales of the ADSs on our behalf, H.C. Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to H.C. Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to H.C. Wainwright against certain liabilities, including liabilities under the Securities Act.
The offering of the ADSs pursuant to this prospectus supplement will terminate upon the earlier of the sale of all of the ADSs provided for in this prospectus supplement or termination of the sales agreement as permitted therein.
To the extent required by Regulation M, H.C. Wainwright will not engage in any market making activities involving the ADSs while the offering is ongoing under this prospectus supplement.
H.C. Wainwright and certain of its affiliates have in the past and may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. H.C. Wainwright and such affiliates have in the past received and may in the future receive customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, H.C. Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. H.C. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by H.C. Wainwright, and H.C. Wainwright may distribute this prospectus supplement and the accompanying prospectus electronically. The foregoing does not purport to be a complete statement of the terms and conditions of the sales agreement. A copy of the sales agreement is included as an exhibit to our Report of Foreign Private Issuer on Form 6-K filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information” and “Incorporation of Documents By Reference”.

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS
We are organized under the laws of Switzerland and our registered office and domicile is located in Plan- les-Ouates, Geneva, Switzerland. Moreover, a number of our directors and executive officers and a number of directors of each of our subsidiaries are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent solely predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law of 1987, as amended, or PILA. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result was incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.
Switzerland and the United States do not have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:
•
the non-Swiss court had jurisdiction pursuant to the PILA;

•
the judgment of such non-Swiss court has become final and non-appealable;

•
the judgment does not contravene Swiss public policy;

•
the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

•
no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS
The following discussion describes the material U.S. federal income tax considerations relating to the ownership and disposition of the ADSs by U.S. Holders (as defined below). This discussion applies to U.S. Holders that hold the ADSs as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended, or the Code (generally, property held for investment). This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, the income tax treaty between the United States and Switzerland, or the Treaty, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances, including the Medicare tax on net investment income, or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold ADSs as part of a “straddle,” “conversion transaction,” “synthetic security” or integrated investment, persons who received their ADSs as compensatory payments, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power or value of the ADSs, corporations that accumulate earnings to avoid U.S. federal income tax, and partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) and other passthrough entities, and investors in such passthrough entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences, any U.S. federal estate, gift or alternative minimum tax consequences, or the special tax accounting rules under Section 451(b) of the Code.
As used in this discussion, the term “U.S. Holder” means a beneficial owner of the ADSs that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.
If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the ADSs, the U.S. federal income tax consequences relating to an investment in the ADSs will depend in part upon the status and activities of such entity or arrangement and the particular partner. Any such entity or arrangement should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of the ADSs.
The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. A U.S. Holder of ADSs will generally be treated for U.S. federal income tax purposes as holding the ordinary shares represented by the ADSs, and, accordingly, no gain or loss will be recognized upon an exchange of ADSs for ordinary shares.
Passive Foreign Investment Company Consequences
In general, a corporation organized outside the United States will be treated as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year in which, after the application of certain look-through rules with respect to income and assets of its subsidiaries, either (1) at least 75% of its gross income is “passive income,” or (2) on average at least 50% of its assets, determined on a quarterly basis, for the taxable year are assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash (unless held in a non-interest bearing account for short-term working capital needs), marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.
Based upon our analysis of the value of our assets and the nature and composition of our income and assets, we believe that we were a PFIC for the taxable year ended December 31, 2024 and may be a PFIC in future years. However, the determination of whether or not we are a PFIC is a fact-intensive determination made annually after the end of the taxable year and the applicable law is subject to varying interpretations. For instance, the value of our assets may be determined in large part by reference to the market price of the ADSs, which is likely to continue to fluctuate. Accordingly, we cannot provide any assurance regarding, and our U.S. counsel expresses no opinion with respect to, our PFIC status for any taxable year. Furthermore, there can be no assurance that the U.S. Internal Revenue Service, or the IRS, will agree with our conclusion or that the IRS will not successfully challenge our position.
If we are a PFIC in any taxable year during which a U.S. Holder owns the ADSs, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution made during a taxable year that is greater than 125% of the average annual distributions made in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the ADSs, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of the ADSs, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for the ADSs. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, for ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.
If we are a PFIC for any taxable year during which a U.S. Holder holds the ADSs, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the ADSs, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to the ADSs. If this election is made, the U.S. Holder will be deemed to sell the ADSs it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC. Any gain recognized from such deemed sale will be taxed under the PFIC excess distribution regime, and any loss will not be recognized. The U.S. Holder’s tax basis in its ADSs will be increased by the amount of gain recognized, and the U.S. Holder’s holding period for its ADSs will start on the day after the last day of the last taxable year in which we qualified as a PFIC. After the deemed sale election, the U.S. Holder’s ADSs will not be treated as shares of a PFIC unless we subsequently become a PFIC.
If we are a PFIC for any taxable year during which a U.S. Holder holds the ADSs and at any time have a non-U.S. corporate subsidiary that is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder generally will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and will be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries, if any.
If we are a PFIC for any taxable year during which a U.S. Holder holds the ADSs, such U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on the ADSs if such U.S. Holder makes a valid “mark-to-market” election for the ADSs. A mark-to-market election is available to a U.S. Holder only for “marketable stock.” The ADSs will be marketable stock as long as they remain listed on the Nasdaq Capital Market and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Holder generally will take into account, as ordinary income for each taxable year of the U.S. Holder, any excess of the fair market value of the U.S. Holder’s ADSs held at the end of such taxable year over the U.S. Holder’s adjusted tax basis in such ADSs. The U.S. Holder will also take into account, as an ordinary loss for each taxable year, any excess of its adjusted tax basis in such ADSs over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in its ADSs will be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of the ADSs in any taxable year in which we are a PFIC will be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.
A mark-to-market election will not apply to the ADSs for any taxable year during which we are not a PFIC but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election generally will not apply to any lower-tier PFICs that we may organize or acquire in the future, unless shares of such lower-tier PFICs are themselves marketable stock. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we may organize or acquire in the future notwithstanding the U.S. Holder’s mark-to-market election for the ADSs.
The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund, or QEF, election for taxable years during which the U.S. Holder holds the ADSs and in which we are a PFIC. Instead, a U.S. Holder that makes a QEF election is required for each taxable year to include in income (i) the U.S. Holder’s pro rata share of the PFIC’s ordinary earnings as ordinary income and (ii) the U.S. Holder’s pro rata share of the PFIC’s net capital gains as capital gain, regardless of whether such earnings or gain have in fact been distributed, for each taxable year that the entity is classified as a PFIC. If a U.S. Holder makes a QEF election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. Holder’s income under the QEF election would not be taxable to the U.S. Holder. A U.S. Holder will increase its tax basis in its ADSs by an amount equal to any income included under the QEF election and will decrease its tax basis by any amount distributed on the ADSs that is not included in the U.S. Holder’s income. If a U.S. Holder has made a QEF election with respect to its ADSs, any gain or loss recognized by the U.S. Holder on a sale or other disposition of such ADSs will constitute capital gain or loss. In addition, if a U.S. Holder makes a timely QEF election, the ADSs will not be considered shares in a PFIC in years in which we are not a PFIC, even if the U.S. Holder had held ADSs in prior years in which we were a PFIC.
U.S. Holders should consult their tax advisors regarding making QEF elections in their particular circumstances. If a U.S. Holder does not make and maintain a QEF election for the U.S. Holder’s entire holding period for the ADSs by making the election for the first year in which the U.S. Holder owns the ADSs, the U.S. Holder will be subject to the adverse PFIC rules discussed above unless the U.S. Holder can properly make a “purging election” with respect to the ADSs in connection with the U.S. Holder’s QEF election. A purging election may require the U.S. Holder to recognize taxable gain on the U.S. Holder’s ADSs.
In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. The QEF election is made on a shareholder-by-shareholder basis and can be revoked only with the consent of the IRS. A shareholder makes a QEF election by attaching a completed IRS Form 8621, including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return and by filing a copy of the form with the IRS. We expect to provide, upon request, the information necessary for a U.S. Holder to make a QEF election if we were treated as a PFIC for any taxable year, although there is no assurance that we will do so. Accordingly, U.S. holders may be unable to make a QEF election with respect to the ADSs. Addex Therapeutics’s prior 20-F for FY 2024 stated that “For our taxable year ended December 31, 2024, we intend to provide U.S. Holders, upon request, such information as the IRS may require, including a PFIC annual information statement, in order to enable U.S. Holders to make a QEF Election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or that the required information will be provided at a time that will permit a U.S. Holder to make or maintain a QEF Election. We have not determined if we will provide U.S. Holders such information for any subsequent taxable year.”
U.S. Holders should consult their tax advisors to determine whether any of these above elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

Each U.S. person (as defined in the Code) that is an investor of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require.
The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.
The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of the ADSs, the consequences to them of an investment in a PFIC, any elections available with respect to the ADSs and the IRS information reporting obligations with respect to the purchase, ownership and disposition of ADSs of a PFIC.
Distributions
As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends on our equity securities in the foreseeable future. However, if we make a distribution contrary to this expectation, subject to the discussion above under “Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to the ADSs generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s ADSs. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s ADSs, the excess will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to them to be treated as dividends. The dividend income will include any amounts withheld by the Company in respect of Swiss taxes. The amount of any dividend income paid in a currency other than the U.S. dollar will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.
Distributions on the ADSs that are treated as dividends generally will constitute income from sources outside the United States for U.S. foreign tax credit purposes and generally will constitute passive category income. Subject to certain complex conditions and limitations, Swiss taxes withheld on any distributions on the ADSs at a rate not exceeding the rate provided by the Treaty may be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The U.S. Treasury regulations may in some circumstances prohibit U.S. Holders from claiming a foreign tax credit with respect to certain non-U.S. taxes that are not creditable under applicable income tax treaties. Accordingly, the rules relating to the determination of the U.S. foreign tax credit are complex, and U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit in their particular circumstances and the possibility of claiming a deduction (in lieu of the foreign tax credit) for any foreign taxes paid or withheld.
Dividends paid by a “qualified foreign corporation” are eligible for taxation to noncorporate U.S. Holders at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met, including holding period and the absence of certain risk reduction transaction requirements. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances. Prospective investors should be aware, however, that dividends paid by a company that is a PFIC in the taxable year in which the distribution is paid or in the preceding taxable year are not eligible to be taxed at such reduced rate. Distributions on the ADSs that are treated as dividends generally will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on ADSs that are readily tradable on an established securities market in the United States. We believe that we qualify as a resident of Switzerland for purposes of, and are eligible for the benefits of the Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision. The ADSs will generally be considered to be readily tradable on an established securities market in the United States for so long as they are listed on Nasdaq Capital Market. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to the ADSs.
Sale, Exchange or Other Disposition of the ADSs
Subject to the discussion above under “Passive Foreign Investment Company Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of the ADSs in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the ADSs. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for noncorporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the ADSs were held by the U.S. Holder for more than one year. Any capital gain of a noncorporate U.S. Holder that is not long-term capital gain will be taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of the ADSs will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.
Information Reporting and Backup Withholding
U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to their investment in the ADSs, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Passive Foreign Investment Company Consequences,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for the ADSs may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.
Dividends on and proceeds from the sale or other disposition of the ADSs may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder fails to (1) provide an accurate United States taxpayer identification number (usually on IRS Form W-9), or (2) otherwise establish an exemption from information reporting and backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.
U.S. Holders should consult their own tax advisors regarding the backup withholding and information reporting rules.
The discussion above is for general informational purposes only and is not tax advice. Prospective investors in the ADSs should consult their own tax advisors regarding the U.S. federal, state, and local and non-U.S. income and non-income tax consequences of the purchase, ownership, and disposition of the ADSs in their particular circumstances, including information reporting requirements and the impact of any potential change in law.

SWISS TAX IMPLICATIONS
The following summary contains a description of the principal Swiss income tax consequences of the acquisition, ownership and disposition of the ADSs, but it does not purport to address all tax consequences of the offering, the acquisition, the ownership and sale or other disposition of ADSs and does not take into account the specific circumstances of any particular investor. This summary is based on the tax laws, regulations and regulatory practices of Switzerland as in the date hereof, which are subject to change (or subject to changes in interpretation), possibly with retroactive effect.
Current and prospective investors are advised to consult their own tax advisors in light of their particular circumstances as to the Swiss tax laws and regulatory practices that could be relevant for them in connection with the offering, the acquiring, owning and selling or otherwise disposing of ADSs and receiving dividends and similar cash or in-kind distributions on shares underlying the ADSs (including dividends or liquidation proceeds and stock dividends) or distributions on shares underlying the ADSs based upon a capital reduction (Nennwertrückzahlung) or paid out of reserves from capital contributions (Reserve aus Kapitaleinlagen) and the consequences thereof under the tax laws and regulatory practices of Switzerland.
Swiss Federal, Cantonal and Communal Individual Income Tax and Corporate Income Tax
Non-Resident Shareholders
Holders of ADSs representing our ordinary shares who are not resident in Switzerland for tax purposes, and who, during the relevant taxation year, have not engaged in a trade or business carried on through a permanent establishment or fixed place of business situated in Switzerland for tax purposes (all such shareholders are hereinafter referred to as the Non-Resident Shareholders), will not be subject to any Swiss federal, cantonal and communal income tax on dividends and similar cash or in-kind distributions on ADSs representing our ordinary shares (including dividends on liquidation proceeds and stock dividends) (hereinafter referred to as the Dividends), distributions based upon a capital reduction (Nennwertrückzahlungen) or paid out of reserves from capital contributions (Reserven aus Kapitaleinlagen) on shares underlying the ADSs, or capital gains realized on the sale or other disposition of ADSs (see, however, “— Swiss Federal Withholding Tax” for a summary of Swiss federal withholding tax on Dividends).
Resident Private Shareholders
Swiss resident individuals who hold their ADSs as private assets (all such shareholders are hereinafter referred to as the Resident Private Shareholders) are required to include Dividends, but not distributions based upon a capital reduction (Nennwertrückzahlungen) or paid out of reserves from capital contributions (Reserven aus Kapitaleinlagen) of the shares underlying the ADSs, in their personal income tax return and are subject to Swiss federal, cantonal and communal income tax on any net taxable income for the relevant taxation period, including the Dividends, but not the distributions based upon a capital reduction (Nennwertrückzahlungen) or paid out of reserves from capital contributions (Reserven aus Kapitaleinlagen). Capital gains resulting from the sale or other dispositions of ADSs are not subject to Swiss federal, cantonal and communal income tax, and conversely, capital losses are not tax-deductible for Resident Private Shareholders. See “— Domestic Commercial Shareholders” for a summary of the taxation treatment applicable to Swiss resident individuals, who, for income tax purposes, are classified as “professional securities dealers”.
Domestic Commercial Shareholders
Corporate and individual shareholders who are resident in Switzerland for tax purposes and corporate and individual shareholder who are not resident in Switzerland, and who, in each case, hold their ADSs as part of a trade or business carried on in Switzerland, in the case of corporate and individual shareholders not resident in Switzerland, through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are required to recognize Dividends, distributions based upon a capital reduction (Nennwertrückzahlungen) or paid out of reserves from capital contributions (Reserven aus Kapitaleinlagen) received on shares underlying the ADSs and capital gains or losses realized on the sale or other disposition of ADSs in their income statement for the relevant taxation period and are subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be, on any net taxable earnings for such taxation period. The same taxation treatment also applies to Swiss-resident private individuals who, for income tax purposes, are classified as “professional securities dealers” for reasons of, inter alia, frequent dealing, or leveraged investments in ADSs and other securities (the shareholders referred to in this section entitled “— Domestic Commercial Shareholders”, hereinafter for the purposes of this section, as the Domestic Commercial Shareholders). Domestic Commercial Shareholders who are corporate taxpayers may be eligible for dividend relief (Beteiligungsabzug) in respect of Dividends and distributions based upon a capital reduction (Nennwertrückzahlungen) or paid out of reserves from capital contributions (Reserven aus Kapitaleinlagen) if the shares underlying the ADSs held by them as part of a Swiss business have an aggregate market value of at least CHF 1 million.
Swiss Cantonal and Communal Private Wealth Tax and Capital Tax
Non-Resident Shareholders
Non-Resident Shareholders are not subject to Swiss cantonal and communal private wealth tax or capital tax.
Resident Private Shareholders and Domestic Commercial Shareholders
Resident Private Shareholders and Domestic Commercial Shareholders who are individuals are required to report their ADSs as part of private wealth or their Swiss business assets, as the case may be, and will be subject to Swiss cantonal and communal private wealth tax on any net taxable wealth (including the ADSs), in the case of Domestic Commercial Shareholders to the extent the aggregate taxable wealth is allocated in Switzerland. Domestic Commercial Shareholders who are corporate taxpayers are subject to Swiss cantonal and communal capital tax on taxable capital to the extent the aggregate taxable capital is allocated to Switzerland.
Swiss Federal Withholding Tax
Dividends that the Company pays on the shares underlying the ADSs are subject to Swiss Federal withholding tax (Verrechnungssteuer) at a rate of 35% on the gross amount of the Dividend. The Company is required to withhold the Swiss federal withholding tax from the Dividend and remit it to the Swiss Federal Tax Administration. Distributions based upon a capital reduction (Nennwertrückzahlungen) or paid out of reserves from capital contributions (Reserven aus Kapitaleinlagen) are not subject to Swiss federal withholding tax.
The Swiss federal withholding tax on a Dividend will be refundable in full to a Resident Private Shareholder and to a Domestic Commercial Shareholder, who, in each case, inter alia, as a condition to refund, duly reports the Dividend in his or her individual income tax return as income or recognizes the Dividends in its income statement as earnings, as applicable.
A Non-Resident Shareholder may be entitled to a partial refund of the Swiss federal withholding tax on Dividend if the country of his or her residence for tax purposes has entered into a bilateral treaty for the avoidance of double taxation with Switzerland and the conditions of such treaty are met. Such shareholders should be aware that the procedures for claiming tax treaty benefits (and the time required for obtaining a refund) might be different from country to country. For example, a shareholder who is resident of the U.S. for the purposes of the bilateral treaty between the U.S. and Switzerland is eligible for a refund of the amount of the withholding tax in excess of the 15% treaty rate, provided such shareholder: (i) qualifies for benefits under this treaty and qualifies as beneficial owner of the Dividends; (ii) hold, directly or indirectly, less than 10% of the voting stock of the Company; (iii) does not qualify as a pension scheme or retirement arrangement for the purpose of the bilateral treaty; and (iv) does not conduct business through a permanent establishment or fixed base in Switzerland to which the ADSs are attributable. Such an eligible U.S. shareholder may apply for a refund of the amount of the withholding tax in excess of the 15% treaty rate. The applicable refund request form may be filed with the Swiss Federal Tax Administration following receipt of the dividend and the relevant deduction certificate, however no later than December 31 of the third year following the calendar year in which the dividend was payable.

Swiss Federal Stamp Taxes
Any dealings in the ADSs, where a bank or another securities dealer in Switzerland, as defined in the Swiss Federal Stamp Tax Act, acts as intermediary or is a party to the transaction, are, subject to certain exemptions provided for in the Swiss Federal Stamp Tax Act, subject to Swiss securities turnover tax at an aggregate tax rate of up to 0.15% of the consideration paid for such ADSs.
International Automatic Exchange of Information in Tax Matters
On November 19, 2014, Switzerland signed the Multilateral Competent Authority Agreement, which is based on article 6 of the OECD/Council of Europe administrative assistance convention and is intended to ensure the uniform implementation of automatic exchange of information, or the AEOI. The Federal Act on the International Automatic Exchange of Information in Tax Matters, or the AEOI Act, entered into force on January 1, 2017. The AEOI Act is the legal basis for the implementation of the AEOI standard in Switzerland.
The AEOI is being introduced in Switzerland through bilateral agreements or multilateral agreements. The agreements have, and will be, concluded on the basis of guaranteed reciprocity, compliance with the principle of specialty (i.e., the information exchanged may only be used to assess and levy taxes (and for criminal tax proceedings) and adequate data protection.
Based on such multilateral agreements and bilateral agreements and the implementing laws of Switzerland, Switzerland exchanges data in respect of financial assets, including the Shares, held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of individuals resident in a EU member state or in a treaty state.
Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act
The United States and Switzerland entered into an intergovernmental agreement (the U.S.-Switzerland IGA) to facilitate the implementation of the U.S. Foreign Account Tax Compliance Act (FATCA). Under the U.S.-Switzerland IGA, financial institutions acting out of Switzerland generally are directed to become participating foreign financial institutions (FFIs). The U.S.-Switzerland IGA ensures that accounts held by U.S. persons with Swiss financial institutions (including accounts in which ADSs are held) are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance on the basis of the double taxation agreement between the United States and Switzerland (the Treaty). The Treaty, as amended in 2019, includes a mechanism for the exchange of information in tax matters upon request between Switzerland and the United States, which is in line with international standards, and allows the United States to make group requests under FATCA concerning non-consenting U.S. accounts and non-consenting non-participating foreign financial institutions for periods from June 30, 2014. On October 8, 2014, the Swiss Federal Council approved a mandate for negotiations with the U.S. on changing the current direct notification-based regime (Model 2) to a regime where the relevant information is sent to the Swiss Federal Tax Administration, which in turn provides the information to the U.S. tax authorities, or Model 1. The negotiations were concluded on November 13, 2023 and on June 27, 2024, the Swiss Federal Tax Administration issued a press release announcing the signing of a reciprocal FATCA Model 1 intergovernmental agreement, or Model 1 IGA. This means that Switzerland will also receive account data from the United States in the future. Swiss financial institutions will no longer provide the required data to the U.S. authorities, but rather to the Swiss Federal Tax Administration, which will then transmit it to the Internal Revenue Service. In Switzerland, the implementation of the Model 1 IGA necessitates changes to national law, which will be decided by the Federal Assembly. Such changes to national law implementing the Model 1 IGA are currently expected to enter into force in Switzerland on January 1, 2027. However, it is not possible to predict whether and when such changes will be enacted.

LEGAL MATTERS
We are being represented by Goodwin Procter LLP, New York, New York with respect to certain matters of U.S. federal and New York law. Homburger AG, Zurich, Switzerland, will pass upon the validity of the shares to be offered and other legal matters relating to Swiss law, in connection with this offering. H.C. Wainwright is being represented by Haynes and Boone, LLP, New York, New York in connection with this offering.
EXPERTS
The consolidated financial statements of Addex Therapeutics Ltd as of December 31, 2024 and December 31, 2023, and for each of the three years in the period ended December 31, 2024 and the consolidated financial statements of Neurosterix US Holdings LLC as of December 31, 2024 and for the period from April 2, 2024 to December 31, 2024 included in the Annual Report on Form 20-F of Addex Therapeutics Ltd, have been incorporated by reference in this prospectus supplement in reliance on the reports of BDO AG, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements of Addex Therapeutics Ltd contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be obtained at the website described below. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of such act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered thereunder.
The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus supplement and the accompanying prospectus form a part of a registration statement on Form F-3 that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which they refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
We also maintain a website at www.addextherapeutics.com/en/ through which you can access electronic copies of our SEC filings free of charge. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished, rather than filed, and, except as may be noted in any such Form 6-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
(a)   The Registrant’s Annual Report on Form 20-F dated May 15, 2025 (File No. 001-39179), which contains audited statements for the Registrant’s latest fiscal year for which such statements have been filed;
(b)   Our Reports on Form 6-K furnished to the SEC on June 6, 2025, June 20, 2025, June 25, 2025, June 30, 2025, September 23, 2025, September 30, 2025, October 29, 2025 and December 4, 2025; and
(c)   The description of our shares contained in our Registration Statement on Form 8-A, filed with the SEC on January 14, 2020, including any amendments or reports filed for the purposes of updating this description.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement and the accompanying prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including exhibits to these documents. You should direct any requests for documents, either in writing to Addex Therapeutics Ltd, Attn: Head of Finance, Chemin des Mines 9, CH-1202 Geneva, Switzerland, or by telephone at +41 22 884 1555.
You also may access these filings on our website at www.addextherapeutics.com/en/ through which you can access our SEC filings. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies, supersedes or replaces such statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement or the accompanying prospectus, except as modified or superseded.

PROSPECTUS
Addex Therapeutics Ltd
$150,000,000
Ordinary Shares
American Depositary Shares representing Ordinary Shares

This prospectus will allow us to issue ordinary shares par value CHF 0.01 per share, or the shares, from time to time at prices and terms to be determined in each offering up to a maximum aggregate offering price of $150,000,000. Each share may be represented by American Depositary Shares or ADSs. Each ADS represents the right to receive one hundred and twenty shares of Addex Therapeutics Ltd.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any primary offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
The securities covered by this prospectus may be offered through one or more underwriters, dealers or agents, or directly to purchasers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in any applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
The ADSs are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “ADXN.” Our shares are listed on the SIX Swiss Exchange, or SIX, under the symbol “ADXN.” On November 17, 2025, the last reported sale price of our ADSs on Nasdaq was $ 8.47 per ADS and the closing price of our shares on SIX on November 17, 2025 was CHF 0.0572 per share, which is equivalent to $ 0.072 per share based on an exchange rate between the Swiss franc and the U.S. dollar of $ 1.2573 per CHF 1.0 as of November 17, 2025, or $ 8.64 per ADS, after giving effect to the 120:1 share-to-ADS ratio. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on Nasdaq or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.
We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. Securities and Exchange Commission, or the SEC, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Please see “Implications of Being an “Emerging Growth Company” and “Implications of Being a Foreign Private Issuer.”
Under the registration statement to which this prospectus forms a part, we may not sell our securities in a primary offering with a value exceeding one-third of our public float in any 12-month period (unless our public float rises to $75.0 million or more). The aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates computed in accordance with General Instruction I.B.5 to Form F-3 is $9.05 million, based on 125,589,416 shares held by non-affiliates on November 17, 2025 and a $ 0.072 closing price of the common stock on SIX on November 17, 2025. We have not offered any securities pursuant to General Instruction I.B.5 to Form F-3 in the prior 12-month period that ends on and includes the date of this prospectus.

Investing in these securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 6 of this prospectus under the caption “Risk Factors” and under similar headings in the other documents that are incorporated by reference in this prospectus. We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell these securities unless accompanied by a prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 5, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “shelf” registration process.
Under this shelf registration, we may offer shares, which may be represented by ADSs, described in this prospectus from time to time in one or more offerings up to a total aggregate offering price of $150,000,000. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A PRIMARY SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Addex,” “Addex Therapeutics,” “Addex Therapeutics Ltd,” “the Company,” “we,” “us” and “our” refer to Addex Therapeutics Ltd together with its subsidiaries. Our reporting currency is the Swiss franc. The terms “dollar,” “USD” or “$” refer to U.S. dollars and the terms “Swiss franc” and “CHF” refer to the legal currency of Switzerland. The exchange rate between the Swiss franc and the U.S. dollar as of November 11, 2025 was USD 1.25 per CHF 1.0. We present our consolidated financial statements in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (IFRS Accounting Standards). Readers of this registration statement should note that there may be certain differences between the presentation of our financial position, results of operations and cash flows under IFRS and U.S. generally accepted accounting principles.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.
We own trademarks for Addex Therapeutics in Switzerland. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
This prospectus contains estimates, projections and other information concerning our industry, our business and the markets for our drug candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties such as investment banking analysts, industry, medical and general publications, government data and similar sources. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section of this prospectus captioned “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. We caution you not to give undue weight to such projections, assumptions and estimates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward- looking statements.
All statements other than present and historical facts and conditions contained in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “should,” “will” and “would,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
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the development of our drug candidates, including statements regarding the timing of initiation, completion and the outcome of pre-clinical studies or clinical trials and related preparatory work, the period during which the results of the studies or trials will become available and our research and development programs with respect to our drug candidates;

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the impact of global macroeconomic conditions, including pandemics, inflation, interest rates, trade policies (including tariffs) and geopolitical risks, on our business and operations;

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our ability to obtain and maintain regulatory approval of our drug candidates in the indications for which we plan to develop them, and any related restrictions, limitations or warnings in the label of an approved drug or therapy;

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our plans to collaborate, or statements regarding the ongoing collaborations, with partner companies;

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our plans to research, develop, manufacture and commercialize our drug candidates;

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the timing of our regulatory filings for our drug candidates;

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the size and growth potential of the markets for our drug candidates;

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our ability to raise additional capital;

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our commercialization, marketing and manufacturing capabilities and strategy;

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our expectations regarding our ability to obtain and maintain intellectual property;

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our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

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how long we will qualify as an emerging growth company or a foreign private issuer;

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our estimates regarding future revenue, expenses and needs for additional financing;

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our belief about the duration of our cash runway;

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regulatory developments in the United States, European Union and other jurisdictions;

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other risks and uncertainties, including those listed in the section of our most recent Annual Report on Form 20-F titled “Item 3.D — Risk Factors.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward- looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should read this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement is generally reliable, such information is inherently imprecise.

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PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Report on Form 20-F for the year ended December 31, 2024 and reports on Form 6-K since January 1, 2025, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
Overview
We are a clinical-stage pharmaceutical company focused on the development of a portfolio of novel orally available small molecule drug candidates. Our business comprises of a pipeline of proprietary clinical and preclinical stage drug candidates that are being developed by our partner and internally. We or our partner are developing these clinical and preclinical stage proprietary drug candidates for diseases for which there are no approved therapies or where improved therapies are needed including post-stroke sensorimotor recovery, traumatic brain injury, or TBI, recovery, substance use disorders, or, SUD, and chronic cough. We also hold a 20% equity interest in a spin out company, Neurosterix US Holdings LLC, a private company developing a portfolio of preclinical stage proprietary drug candidates for schizophrenia, mood disorders and cognition.
Our lead development compound is dipraglurant, a metabotropic glutamate receptor subtype 5 negative allosteric modulator, or mGlu5 NAM, currently under evaluation for future development in post-stroke/TBI recovery. On April 30, 2025, we announced entering into an option and collaboration agreement with Sinntaxis AB for an exclusive license to intellectual property covering the use of mGlu5 inhibitors for the treatment of brain injury recovery. The agreement also includes a research collaboration under which the Sinntaxis team will complete evaluation of dipraglurant for the treatment of brain injury recovery.
Our second development compound, ADX71149 is a novel orally active metabotropic glutamate receptor subtype 2 positive allosteric modulator, or mGlu2 PAM. On July 22, 2024, we announced that our Partner Janssen terminated the development of drug candidate ADX71149 for epilepsy due to the Phase 2 study not achieve statistical significance for the primary endpoint. On April 17, 2025, we announced that our partner Janssen terminated our partnership agreement and returned to us the program including all related intellectual property to the Group. We are currently evaluating the future development of ADX71149.
Our third development program is GABAB PAM for substance use disorders. In 2024, we completed a funded research program to discover novel gamma-aminobutyric acid subtype-b positive allosteric modulators, or GABAB PAMs, for Indivior PLC, or Indivior. On August 27, 2024, Indivior selected a compound for future development in substance use disorders and undertakes all future development of their selected compound. On May 12, 2025, we announced that our partner, Indivior, had successfully completed IND enabling studies with their selected compound.
Our fourth development program is GABAB PAM for chronic cough. Under the terms of the agreement with Indivior, we have exercised our right to select a compound to advance our own independent GABAB PAM program for the treatment of chronic cough. On June 6, 2025, we announced robust anti-tussive activity of our selected compound in multiple preclinical models of chronic cough compared to reference drugs and are currently completing preclinical evaluation.
We cannot forecast with any degree of certainty which proprietary products or indications, if any, will be subject to future collaborative arrangements, in whole or in part, and how such arrangements would affect our development plan or capital requirements. To date, we have secured grants and other funding from government and non-governmental organizations. As we advance our clinical and preclinical programs, we will continue to apply for subsidies, grants and government or agency sponsored studies that could offset or reduce our development costs.
The development and commercialization of drugs is highly competitive. We compete with a variety of multinational pharmaceutical companies and specialized pharmaceutical companies, including products approved for marketing and/or drug candidates under development, for each of the drug candidates and each of the indications for which we are developing. Furthermore, government authorities in the United States, at the federal, state and local levels, and in other countries, extensively regulate, among other things, the research, development, testing, manufacture, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, import and export of pharmaceutical products, such as those we are developing. The processes for obtaining regulatory approvals in the United States and in foreign countries, along with subsequent compliance with applicable statutes and regulations, require the expenditure of substantial time and financial resources.
The Neurosterix Transaction
On April 2, 2024, we divested our allosteric modulator discovery platform and a portfolio of pre-clinical programs to a new Swiss company, Neurosterix Pharma Sàrl (equivalent to an LLC), focused on the discovery and development of novel orally available allosteric modulator drug candidates, including M4PAM for schizophrenia, mGlu7NAM for stress related disorders and mGlu2NAM for mild neurocognitive disorders. In connection with the Transaction, we received gross proceeds of CHF 5.0 million and a 20% equity interest in Neurosterix US Holdings LLC, the parent company of Neurosterix Pharma Sàrl. Neurosterix US Holdings LLC received USD 65.0 million (USD 62.5 million in April 2024 and USD 2.5 million in June 2024) in funding commitments from a syndicate of investors led by Perceptive Advisors.
The divestment of our discovery platform and early-stage programs included the transfer of the associated research and development staff, with a service agreement to allow key members of staff to support us in achieving our business strategy at zero cost for us. As of the date of the Transaction, all employees of the Group, other than our Head of Finance, became employees of Neurosterix Pharma Sàrl. Pursuant to the service agreement, certain former employees, including our Chief Executive Officer, dedicate a portion of their time to the Group.
Development Portfolio
Using our drug development expertise, we have established a portfolio of clinical and preclinical programs, internally and with partners.
Partnered program
GABAB PAM for the treatment of substance use disorder.   Our partner, Indivior, has licensed worldwide rights to our GABAB PAM program and is responsible for all development, manufacture and commercialization of any selected GABAB PAM drug candidates. Under the agreement, we were responsible for executing a research program funded by Indivior to discover novel drug candidates. Following the completion of the funded research program, Indivior selected a compound for future development in substance use disorders on August 27, 2024. On May 12, 2025, we announced that our Partner Indivior has successfully completed the IND enabling studies. We believe that substance use disorder is an indication with a significant commercial opportunity. Existing therapies often do not provide effective control of symptoms or have side effects that discourage adherence. Subject to regulatory approval, we believe that GABAB PAM may offer an innovative and differentiated treatment approach from existing therapies and provide significant benefit to patients.

Internally Developed Drug Candidates
Dipraglurant for post-stroke/TBI recovery.   There is currently a large unmet need in post-stroke sensorimotor recovery as there are no drugs to support or enhance sensorimotor recovery, and current therapies rely on retraining and physiotherapy, with rehabilitation taking 6 months or more. Functional recovery by stimulating network connectivity in the brain has been demonstrated with dipraglurant which significantly restored functional control in animal studies. On April 30, 2025, we announced entering into an option and collaboration agreement with Sinntaxis AB for an exclusive license to intellectual property covering the use of mGlu5 inhibitors for the treatment of brain injury recovery. The agreement also includes a research collaboration under which the Sinntaxis team will complete evaluation of dipraglurant for the treatment of brain injury recovery. We are conducting further in vivo testing in stroke models, and subject to funding or securing a development partner, we plan to commence a Phase 2a clinical study.
ADX71149, mGlu2 PAM, indication under evaluation.   Our drug candidate, ADX71149 is a novel orally active metabotropic glutamate receptor subtype 2 positive allosteric modulator, or mGlu2 PAM. On July 22, 2024, we announced that our Partner Janssen terminated the development of drug candidate ADX71149, because the Phase 2 study did not achieve statistical significance for the primary endpoint. On April 17, 2025, we announced that our partner Janssen terminated our partnership agreement and returned to us the program including all related intellectual property to the Group. We are currently evaluating the future development of ADX71149.
Internal Research Program
GABAB PAM for the treatment and chronic cough.   Our license agreement with Indivior provides for a funded research program, under which we have the right to select drug candidates for exclusive development in certain indications outside of SUD. We plan to develop our selected drug candidates in chronic cough, an indication that has been validated with baclofen, an orthosteric agonist of the GABAB receptor. We have demonstrated preclinical proof of concept of GABAB PAM in various in vivo models of cough and are in late clinical candidate selection phase. Subject to securing funding or a development partner, we plan to initiate IND enabling studies.
Spin out company — Neurosterix LLC

On April 2, 2024, we divested a part of our business to the spin out company Neurosterix. We received a cash consideration of CHF 5.0 million and a 20% equity interest in Neurosterix LLC, parent company of Neurosterix Group. The lead program is M4 PAM for Schizophrenia, is currently advancing into phase 1.
Recent Developments
On April 22, 2025, we extended our sale agency agreement with Kepler Cheuvreux until December 31, 2026. Under this agreement, Kepler Cheuvreux may sell our treasury shares on the SIX Swiss Exchange from time to time. The principal terms and conditions of the renewed agreement are consistent with those of the sale agency agreement dated August 24, 2020. From August 24, 2020 to October 31, 2025, we generated gross proceeds of CHF 3.28 million.
Corporate Information
We are a corporation organized under the laws of Switzerland. The ADS have been listed on Nasdaq under the symbol “ADXN” since January 29, 2020, and our shares have been listed on SIX since May 2007 under the symbol “ADXN.”
Our corporate headquarters is located at Chemin des Mines 9, CH-1202 Geneva, Switzerland, where the telephone number is +41 22 884 1555, and our registered office is located at c/o Addex Pharma SA, Chemin des Aulx 12, CH-1228 Plan-les-Ouates, Geneva, Switzerland. Our website address is www.addextherapeutics.com. The information contained on, or that can be accessed from, our website does not form part of this prospectus. Our agent for service of process in the United States is Addex Pharmaceuticals Inc., 1968 S Coast Hwy #1915, Laguna Beach, CA 92651.
Implications of Being an Emerging Growth Company and a Foreign Private Issuer
Emerging Growth Company
We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:
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not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; and

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to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) December 31, 2025; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our shares that are held by non-affiliates equals or exceeds $700.0 million as of the prior June 30. We may choose to take advantage of some but not all of these reduced burdens. For example, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. This transition period is only applicable under U.S. GAAP. As a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required or permitted by the International Accounting Standards Board.

Foreign Private Issuer
We are a foreign private issuer as defined in Section 405 of the Securities Act. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
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the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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the rules under the Exchange Act requiring the filing with the U.S. Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.
Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.
In this prospectus and in the documents and information incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.
The Securities That May Be Offered
We may offer or sell shares, including shares represented by ADSs, in one or more offerings and in any combination. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.
The prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 20-F for the year ended December 31, 2024 as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by us hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby to execute the development of our portfolio of proprietary drug candidates based on our allosteric modulator development capabilities. These include dipraglurant, an mGlu5 negative allosteric modulator, for use in post-stroke/TBI recovery, ADX71149, a mGlu2 positive allosteric modulator and a GABAB positive allosteric modulator for use in chronic cough. We may also use a portion of the net proceeds for corporate development activities aimed at securing resources from investors, through partnerships and from grant providers to advance our clinical and preclinical programs, as well as our allosteric modulator discovery platform. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

CAPITALIZATION
The following table presents our total capitalization and cash and cash equivalents as of June 30, 2025 on:
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an actual basis; and

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on an as adjusted basis to give effect to the sale of 6,562,122 treasury shares from July 1, 2025 to October 31, 2025, which gross proceeds amounted to CHF 0.44 million ($0.55 million).

You should read the financial data in the following table in conjunction with our financial statements and related notes incorporated by reference into this prospectus.
Amonts in CHF	Actuals as at June 30, 2025	As adjusted as at June 30, 2025
	(unaudited)	(unaudited)
Cash and cash equivalents	2,300,994	2,741,030
Shareholders’ equity
Share capital	1,843,545	1,843,545
Share premium	266,382,595	267,312,423
Other equity	64,620,223	64,620,223
Treasury shares reserve	(738,489)	(672,868)
Other reserves	31,225,922	31,225,922
Accumulated deficit	(356,676,483)	(356,676,483)
Total shareholders’ equity, net	7,212,726	7,652,762
Total capitalization	7,212,726	7,652,762
Unless otherwise stated in this prospectus, the number of our shares set forth herein is as of October 31, 2025 and is based on 147,726,315 shares outstanding, but excludes:
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70,928,181 treasury shares indirectly held through our wholly owned subsidiary Addex Pharma SA as of October 31, 2025, of which 70,804,729 are available for the exercise of outstanding warrants;

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57,877,248 shares issuable out of our capital band expiring on June 27, 2029, available for the exercise of outstanding warrants;

•
97,177,248 shares issuable out of our conditional capital, including (i) 50,842,256 shares reserved for issuance upon exercise of outstanding warrants and any other warrants granted in connection with issuances of bonds, similar obligations or other financial instruments and (ii) 41,334,992 shares reserved for issuances pursuant to our equity incentive plans of which 7,986,451 relate to outstanding options as of October 31, 2025.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following section describes our issued share capital as of October 31, 2025 summarizes the material provisions of our Articles of Association and highlights certain differences in corporate law in Switzerland and the United States.
Capital structure
There were 2,210 shareholders registered in the share register on October 31, 2025. The distribution of shareholdings is divided as follows:
Number of shares	Number of registered shareholders on October 31, 2025
1 to 100	180
101 to 1,000	626
1,001 to 10,000	803
10,001 to 100,000	472
100,001 to 1,000,000	118
1,000,001 to 10,000,000	9
Above 10,000,000	2
The shareholder base on October 31, 2025 was constituted as follows:
Shareholder structure according to category of investors (weighted by number of shares)
Private persons	35.98%
Institutional shareholders	1.98%
Treasury shares held by the Group	32.44%
Holders of ADSs	9.24%
Non identified	20.36%
Shareholder structure by country (weighted by number of shares)
Switzerland	33.07%
United States	0.68%
Other countries	4.21%
Treasury shares held by the Group	32.44%
Holders of ADSs	9.24%
Non identified	20.36%
Capital
As of October 31, 2025, the share capital amounted to CHF 2,186,544.96 consisting of 218,654,496 issued shares with a nominal value of CHF 0.01 per share. As of October 31, 2025, we indirectly held 70,928,181 of our own shares. These shares are recorded as treasury shares.
Capital Band
As of October 31, 2025, and according to Article 3b of the Articles, the Company has a capital band ranging from CHF 2,186,544.96 (lower limit) to CHF 2,765,317.44 (upper limit), authorizing the Board to increase the share capital within the capital band, once or several times and in any amounts, until June 27, 2029 or until an earlier expiry of the capital range. The capital increase may be effected by issuing up to 57,877,248 fully paid-in registered shares with a par value of CHF 0.01 each or by increasing the par value of the existing shares within the limit of the capital range. The capital band does not authorize the Board to reduce the share capital. If the share capital increases as a result of an increase from conditional capital pursuant to Article 3c A) and B) of the Articles, the Board shall increase the lower and upper limits of the capital band accordingly.
In the event of an issue of shares, the subscription and acquisition of the new shares as well as any subsequent transfer of the shares shall be subject to the restrictions pursuant to Article 5 of the Articles.
In the event of a capital increase within the capital range, the Board of Directors shall, to the extent necessary, determine the issue price, the type of contribution (including cash contributions, contributions in kind, set-off and conversion of reserves or of profit carried forward into share capital), the date of issue, the conditions for the exercise of subscription rights and the beginning date for dividend entitlement. In this regard, the Board of Directors may issue new shares by means of a firm underwriting through a financial institution, a syndicate of financial institutions or another third party and a subsequent offer of these shares to the existing shareholders of third parties (if the subscription rights of the existing shareholders have been withdrawn or have not been duly exercised). The Board of Directors is entitled to permit, to restrict or to exclude the trade with subscription rights. If may permit the expiration of subscription rights that have not been duly exercised, or it may place such rights or shares as to which subscription rights have been granted, but not duly exercised, at market conditions or may use them otherwise in the interest of the Company.
In the event of a share issue the Board of Directors shall be authorized to restrict or exclude the subscription rights of shareholders and allocate such rights to third parties, the Company or any of its Group companies:
•
if the issue price of the new shares is determined by reference to the market price; or

•
for raising equity capital in a fast and flexible manner, which would not be possible, or would only be possible with great difficulty or at significantly less favorable conditions, without the exclusion of the advanced subscription rights of existing shareholders; or

•
for the acquisition of companies, part(s) of companies or participations, for the acquisition of products, intellectual property or licenses by or for investment projects of the Company or any of its Group companies, or for the financing or refinancing of any of such transactions through a placement of shares; or

•
for the participation of directors and employees at all level of the Company and its Group companies; or

•
for the issuance of shares for conversions under convertible debt instruments, bonds, loans and similar forms of financing of the Company or of a subsidiary company, which are being issued for the purposes of investments or acquisitions; or

•
for the financing of research and clinical development programs and other strategic projects of the Company; or

•
for purposes of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners including financial investors, or in connection with the listing of new shares on domestic or foreign stock exchanges; or

•
for purposes of granting an over-allotment option (Greenshoe) of up to 20% of the total number of shares in a placement or sale of shares to the respective initial purchaser(s) or underwriter(s).

Conditional share capital
As of October 31, 2025 and according to Article 3c A) of the Articles, the share capital of the Company may be increased by a maximum aggregate amount of CHF 413,349.92 through the issuance of a maximum of 41,334,992 registered shares, which shall be fully paid-in, with a par value of CHF 0.01 per share by the exercise of option rights or subscription rights attached to bons de jouissance which the employees, directors, contractors and/or consultants of the Company or a Group company are granted according to respective regulations of the Board. The pre-emptive rights of the shareholders are excluded. The acquisition of registered shares through the exercise of option rights or subscription rights granted to the holders of bons de jouissance and the subsequent transfer of the registered shares shall be subject to the transfer restrictions provided in Article 5 of the Articles.
According to Article 3c B) of the Articles, the share capital of the Company may be increased by a maximum aggregate amount of CHF 508,422.56 through the issuance of a maximum of 50,842,256 registered shares, which shall be fully paid-in, with a par value of CHF 0.01 per share by the exercise of option and/or conversion rights which are granted to shareholders of the Company and/or in connection with the issue of convertible debt instruments, bonds, loans, options, warrants or similar obligations or other financial instruments by the Company or another Group company. In the case of such grants of option and/or conversion rights, the advanced subscription right of shareholders is excluded. The holders of option and/or conversion rights are entitled to receive the new shares. The Board shall determine the terms of the option and/or conversion rights. The acquisition of registered shares through the exercise of option or conversion rights and the subsequent transfer of the registered shares shall be subject to the transfer restrictions provided in Article 5 of the Articles.
The Board of Directors is authorized to restrict or exclude the advanced subscription rights of shareholders:
•
if the debt or other financial instruments and/or conversion rights or warrants are issued for the purpose of financing or refinancing of the acquisition of enterprises, parts of an enterprise, or participations or new investments;

•
if such debt or other financial instruments and/or conversion rights or warrants are issued on the national or international capital markets and for the purpose of a firm underwriting by a banking institution or a consortium of banks with subsequent offering to the public; or

•
if such debt or other financial instruments and/or conversion rights or warrants are issued for raising capital in a fast and flexible manner, which would not be achieved without the exclusion of the advanced subscription rights of the existing shareholders. If the advance subscription rights are excluded by the Board of Directors, the following shall apply: the issuance of convertible bonds or warrants or other financial market instruments shall be made at the prevailing market conditions (including dilution protection provisions in accordance with market practice) and the new shares shall be issued pursuant to the relevant conversion or exercise rights in connection with bond or warrant issue conditions. Conversion rights may be exercised during a maximum 10-year period, and warrants may be exercised during a maximum 10-year period, in each case from the date of the respective issuance.

Changes in capital
Nominal share capital
December 31, 2023(1)	CHF 1,843,545
December 31, 2024	CHF 1,843,545
October 31, 2025	CHF 2,186,545

(1)
The Company’s nominal share capital effectively registered in the commercial register as of December 31, 2023 (i.e, CHF 1,782,345) did not account for the share capital increase by CHF 61,200 through the issuance of 6,1200,000 registered shares with a nominal value of CHF 0.01 each out of its conditionnal share capital during the period between December 12, 2023 to December 31, 2023 following the exercise of pre-funded warrants by one investor. Given that the registration of such a share capital increase with the commercial register (made on February 20, 2024) is only declatory in nature, the Company’s effective nominal share capital as of December 31, 2023 was CHF 1,843,544.96.

Conditional share capital
December 31, 2023(2)	CHF 829,973
December 31, 2024	CHF 921,773
October 31, 2025	CHF 921,773

(2)
The Company’s conditional share capital provided for in the Articles registered in the commercial register as of December 31, 2023 (ie, CHF 891,173) did not account for the share capital increase by CHF 61,200 through the issuance of 6,120,000 registered shares with a nominal value of CHF 0.01 each out of its conditional share capital during the period between December 12, 2023 to December 31, 2023, following the exercise of pre-funded warrants by one investor. The Company’s effectively remaining conditional share capital as of December 31, 2023 was CHF 829,973. The updated Articles were registered in the commercial register on February 20, 2024.

Capital band(3)
December 31, 2023	CHF 891,173
December 31, 2024	CHF 921,773
October 31, 2025	CHF 578,772

(3)
Reference is made to the range of the capital band as stated in the Articles registered in the commercial register on the relevant date.

Changes in capital in 2023
As of December 31, 2023, following the issuance of 6,120,000 new registered shares at a nominal value of CHF 0.01 each from its conditional share capital following the exercise of pre-funded warrants by one investor during the period between December 12, 2023 to December 31, 2023, the Company’s share capital increased by CHF 61,200, from CHF 1,782,344.96 to CHF 1,843,544.96. Accordingly, the conditional share capital decreased to CHF 829,972.48. The new nominal share capital and conditional share capital, as well as the corresponding increase of the lower limit of the capital band to CHF 1,843,544.96 and of the upper limit of the capital band to CHF 2,734,717.44, have been registered in the commercial register on February 20, 2024 in accordance with Swiss corporate law.
On December 19, 2023, the Company resolved to amend its Articles, and such resolution was registered in the journal of the commercial register on December 22, 2023, in order to (i) increase its conditional share capital to CHF 891,172.48 and (ii) increase the upper limit of its capital band from CHF 2,030,086.51 to CHF 2,673,517.44, thus allowing the Board of Directors to increase the share capital within a range from CHF 1,782,344.96 (lower limit) to CHF 2,673,517.44 (upper limit), one or several times and in any amounts, until December 18, 2028 or until an earlier expiry of the capital range, by issuing up to 89,117,248 fully paid-in registered shares with a par value of CHF 0.01 each or by increasing the par value of the existing shares within the limit of the capital range.
On December 13, 2023, the Company (i) increased its share capital by CHF 153,000 through the issuance of 15,300,000 new registered shares at a nominal value of CHF 0.01 each from its capital band to its fully owned subsidiary, Addex Pharma SA and (ii) registered in the commercial register a total of 29,986,185 new registered shares at a nominal value of CHF 0.01 each issued from its conditional share capital of which 17,458,950 new registered shares were issued following the exercise of pre-funded warrants by one investor and 12,527,235 new registered shares were issued following the exercise of equity incentive units by Board Members, Executive Managers and employees. As a consequence, a nominal share capital increase by an aggregate amount of CHF 452,861.85, from CHF 1,329,483.11 to CHF 1,782,344.96, has been registered in the commercial register, the conditional share capital has been reduced by CHF 299,861.85, the lower limit of the capital band has been adjusted to CHF 1,782,344.96 and the upper limit of the capital band has been adjusted to CHF 2,030,086.51.
On June 14, 2023, the Company increased its share capital by CHF 176,000, from CHF 1,153,483.11 to CHF 1,329,483.11, through the issuance of 17,600,000 new registered shares at a nominal value of CHF 0.01 each from its capital band to its fully owned subsidiary, Addex Pharma SA. As a consequence, the lower limit of the capital band has been adjusted to CHF 1,329,483.11.
On May 31, 2023, the Company resolved to amend its Articles, and such resolution was registered in the journal of the commercial register on June 5, 2023, in order to (i) increase its conditional share capital from CHF 151,975.93 to CHF 576,741.55 and (ii) remove its authorized share capital and replace it with a capital band, as introduced under the new Swiss corporate law, through the adoption of a new Article 3b of the Articles, thereby allowing the Board to increase the share capital within a range from CHF 1,153,483.11 (lower limit) to CHF 1,730,224.66 (upper limit), one or several times and in any amounts, until May 30, 2028 or until an earlier expiry of the capital range, by issuing up to 57,674,155 fully paid-in registered shares at a nominal value of CHF 0.01 each.
Changes in capital in 2024
On June 28, 2024, the Company resolved to amend its Articles and such resolution was registered in the journal of the commercial register on July 16, 2024, in order to (i) increase its conditional share capital from CHF 829,972.48 to CHF 921,772.48 and (ii) increase the upper limit of its capital band from CHF 2,734,717.44 to CHF 2,765,317.44, thus allowing the Board of Directors to increase the share capital within a range from CHF 1,843,544.96 (lower limit) to CHF 2,765,317.44 (upper limit), one or several times and in any amounts until June 27,2029 or until an earlier expiry of the capital range, by issuing up to 92,177,248 fully paid-in registered shares at a nominal value of CHF 0.01 each.
On February 20, 2024, in accordance with Swiss law, the Company registered in the commercial register 6,120,000 new registered shares at a nominal value of CHF 0.01 each, issued out of the conditional capital from December 12, 2023 to December 31, 2023 following the exercise of prefunded warrants granted to one institutional investor on April 3, 2023. Thus, the conditional share capital decreased to CHF 829,972.48, the lower limit of the capital band increased to CHF 1,843,544.96 and the upper limit of the capital band increased to CHF 2,734,717.44.
Changes in capital in 2025
On October 28, 2025, the Company increased its share capital by CHF 343,000, from CHF 1,843,544.96 to CHF 2,186,544.96, through the issuance of 34,300,000 new registered shares at a nominal value of CHF 0.01 each from its capital band to its fully owned subsidiary, Addex Pharma SA. As a consequence, the lower limit of the capital band has been adjusted to CHF 2,186,544.96.
Shares and participation certificates
Addex has one class of shares, i.e. registered shares with a nominal value of CHF 0.01 per share. Each share is fully paid up and carries one vote and equal dividend rights, with no privileges. We have no participation certificates (bons de participation / Partizipationsscheine).
Equity Sharing certification
Equity sharing certificates are available for granting to our employees and/or directors and/or consultants under our equity incentive plan. Equity sharing certificates do not form part of the share capital, have no nominal value, and do not grant any right to vote nor to attend meetings of shareholders. There are 1,700 equity sharing certificates (bons de jouissance / Genussscheine). Each equity sharing certificate grants the right to subscribe for 1,000 of our shares and a right to liquidation proceeds calculated in accordance with article 34 of the Articles.
Our shares and equity sharing certificates are not certificated. Shareholders and equity sharing certificate holders are not entitled to request printing and delivery of certificates, however, any shareholder or equity sharing certificate holder may at any time request that we issue a confirmation of its holdings.
Limitations on transferability of shares and nominee registration
A transfer of uncertified shares is affected by a corresponding entry in the books of a bank or depository institution following an assignment in writing by the selling shareholder and notification of such assignment to Addex by the bank or the depository institution. If following a transfer of shares a shareholder wishes to vote at or participate in a shareholders’ meeting, such shareholder must file a share registration form in order to be registered in Addex’s share register with voting rights. Failing such registration, a shareholder may not vote at or participate in a shareholders’ meeting. The shares represented by ADSs are held by The Bank of New York Mellon acting as depositary and voted at the shareholders’ meeting according to the instructions it receives from the ADS holders.
A purchaser of shares will be recorded in Addex’s share register as a shareholder with voting rights if the purchaser discloses its name, citizenship or registered office and address and gives a declaration that it has acquired the shares in its own name and for its own account.
Article 5 of the Articles provides that a person or entity that does not explicitly state in its registration request that it will hold the shares for its own account (Nominee) may be entered as a shareholder in the share register with voting rights for shares up to a maximum of 5% of the share capital as set forth in the commercial register. Shares held by a Nominee that exceed this limit are only registered in the share register with voting rights if such Nominee discloses the name, address and shareholding of any person or legal entity for whose account it is holding 1% or more of the share capital as set forth in the commercial register.
The limit of 1% shall apply correspondingly to Nominees who are related to one another through capital ownership or voting rights or have a common management or are otherwise interrelated. A share being indivisible, hence only one representative of each share will be recognized. Furthermore, shares may only be pledged in favor of the bank that administers the bank entries of such shares for the account of the pledging shareholders. If the registration of shareholdings with voting rights was effected based on false information, the Board may cancel such registration with retroactive effect. There are no further rules in the Articles for granting exceptions and no exceptions were granted in 2025. The Articles do not contain any provisions on the procedure and conditions for cancelling privileges and limitations on transferability.
Convertible bonds and options
As of October 31, 2025, we had no convertible or exchangeable bonds or loans outstanding. As of October 31, 2025, we had a total of 66,537,837 equity instruments outstanding, divided into 58,551,386 warrants (the “Warrants”), and 7,986,451 shares reserved for the ESOP (the “ESOP Shares”). The ESOP Shares are granted to non-executive directors, members of the executive management, employees or consultants of the Group. They vest over a four-year period and have a 1:1 subscription ratio, a ten-year expiration term and an exercise price between CHF 0.043 to CHF 3.00. For information on equity incentive plans for non-executive directors, members of the executive management, employees and consultants, refer to note 15 of the audited consolidated financial statements included in our Annual Report on Form 20-F incorporated by reference into this registration statement.
55,809,720 Warrants have been granted to an institutional investor (the “Institutional Investor”) through three offerings, which occurred on December 21, 2021, July 26, 2022 and April 5, 2023. Each of the Warrants entitles the Institutional Investor to subscribe without any specific conditions one ADS representing 120 shares at an exercise price of USD 20.00 per ADS (equivalent to CHF 0.15 per share) until April 5, 2028.
The 55,809,720, Warrants are divided into (i) 9,230,772 Warrants granted on December 21, 2021 with an initial exercise price of CHF 1.00 per share, initially expiring on December 21, 2027, (ii) 15,000,000 Warrants granted on July 26, 2022 with an initial exercise price of CHF 0.30 per share, initially expiring on July 26, 2027, and (iii) 31,578,948 Warrants granted on April 5, 2023 with an initial exercise price of CHF 0.15 per share, initially expiring on April 5, 2028. As part of the offering completed on April 5, 2023 with the Institutional Investor, the exercise price of the Warrants granted on December 21, 2021 and July 26, 2022 were reduced to CHF 0.15 per share and their exercise period was extended to April 5, 2028.
The remaining 2,741,666 Warrants were granted on June 17, 2025 and June 18, 2025 at an exercise price of CHF 0.06 and a 5-year exercise period.
Stock Exchange Listing
The ADSs have been listed on Nasdaq, under the symbol “ADXN” since January 29, 2020 and our shares have been listed on SIX under the ticker symbol “ADXN” since May 21, 2007.

Registrar of Shares, Depositary for ADSs
Our share register is maintained by ShareCommService AG. The share register reflects only record owners of our shares. Holders of ADSs representing our shares will not be treated as our shareholders and their names will therefore not be entered in our share register. The Bank of New York Mellon acts as the depositary for the ADSs representing our shares and the custodian for shares represented by ADSs is UBS Switzerland AG.
Holders of ADSs representing our shares have a right to receive the shares underlying such ADSs. For discussion on ADSs representing our shares and rights of ADS holders, see the section entitled “Description of American Depositary Shares” in this prospectus.
Notification and Disclosure of Substantial Share Interests
Under the applicable provisions of the Swiss Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading of 2015, or the Financial Market Infrastructure Act (“FMIA”), persons who directly, indirectly or in concert with other parties acquire or dispose of our shares, purchase rights or obligations relating to our shares (the “Purchase Positions”) or sale rights or obligations relating to our shares (the “Sale Positions”), and thereby, directly, indirectly or in concert with other parties reach, exceed or fall below a threshold of 3%, 5%, 10%, 15%, 20%, 25%, 33∕%, 50% or 66∕% of our voting rights (whether exercisable or not) must notify us and the Disclosure Office of the SIX of such acquisition or disposal in writing within four trading days. Within two trading days of the receipt of such notification, we must publish such information via the SIX’s electronic publishing platform. For purposes of calculating whether a threshold has been reached or crossed, shares and Purchase Positions, on the one hand, and Sale Positions, on the other hand, may not be netted. Rather, the shares and Purchase Positions and the Sale Positions must be accounted for separately and may each trigger disclosure obligations if the respective positions reach, exceed or fall below one of the thresholds. In addition, actual share ownership must be reported separately if it reaches, exceeds or falls below one of the thresholds.
Obligation to Make an Offer
Pursuant to the FMIA, any person that acquires our shares, whether directly or indirectly or acting in concert with third parties, and, as a result, exceeds the threshold of 33 1∕3% of our voting rights (whether exercisable or not), must submit a public tender offer to acquire 100% of our shares. A company’s articles of association may waive this requirement or raise the relevant threshold to up to 49% (“opting out” and “opting up”, respectively).
The Swiss Takeover Board or the Swiss Financial Market Supervisory Authority FINMA may grant exemptions from the mandatory offer rule in certain circumstances. Also, there is no obligation to make a public tender offer under the FMIA and its implementing ordinances if the voting rights in question are acquired as a result of a gift, succession or partition of an estate, a transfer based upon matrimonial property law or execution proceedings. However, such acquisitions have to be notified to the Swiss Takeover.

COMPARISON OF SWISS LAW AND DELAWARE LAW
The Swiss laws applicable to Swiss corporations and their shareholders differ from laws applicable to U.S. corporations and their shareholders. The following table summarizes significant differences in shareholder rights between the provisions of the Swiss Code of Obligations (Code suisse des obligations) and the Swiss Ordinance against excessive compensation in listed stock corporations applicable to our company and the Delaware General Corporation Law applicable to companies incorporated in Delaware and their shareholders. Please note that this is only a general summary of certain provisions applicable to companies in Delaware. Certain Delaware companies may be permitted to exclude certain of the provisions summarized below in their charter documents.
DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Mergers and similar arrangements
Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.	Under Swiss law, with certain exceptions, a merger or a division of the corporation or a sale of all or substantially all of the assets of a corporation must be approved by two-thirds of the shares represented at the relevant general meeting of shareholders as well as the absolute majority of the par value of the shares represented at such shareholders’ meeting. The articles of association may increase the voting threshold. A shareholder of a Swiss corporation participating in a statutory merger or demerger pursuant to the Swiss Merger Act can file an appraisal right lawsuit against the surviving company. As a result, if the consideration is deemed “inadequate,” such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that such shareholder receives the fair value of the shares held by such shareholder. Swiss law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of the voting rights without a vote by shareholders of such subsidiary, if the shareholders of the subsidiary are offered the payment of the fair value in cash as an alternative to shares.
Shareholders’ suits
Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may, to a limited extent, have a similar effect. An appraisal lawsuit won by a shareholder can be acted upon by any person who has the same legal status as the claimant. Also, a shareholder is entitled to bring suit against directors for breach of, among other things, their fiduciary duties and claim the payment of damages. However, unless the company is subject to bankruptcy proceedings, or if the relevant shareholder can demonstrate having suffered a loss in a personal capacity, a shareholder will only be allowed to ask for payment of damages to the corporation. Likewise, an appraisal lawsuit won by a shareholder may indirectly compensate all

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
shareholders. Under Swiss law, the winning party is generally entitled to recover a limited amount of attorneys’ fees incurred in connection with such action, provided, however, that the court has discretion to permit the shareholder whose claim has been dismissed to recover attorneys’ fees incurred to the extent he acted in good faith.
Shareholder vote on board and management compensation
Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	Pursuant to the Swiss Ordinance against excessive compensation in listed stock corporations, the general meeting of shareholders has the non-transferable right, amongst others, to have a binding vote each year on the compensation due to the board of directors, executive management and advisory boards.
Annual vote on board renewal

Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of stockholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.
Classified boards are permitted.
The general meeting of shareholders elects annually (i.e. for a term until the end of the following annual general meeting) the members of the board of directors, the chairman of the board and the members of the compensation committee individually for a term of office of one year. Re-election is possible.
Indemnification of directors and executive management and limitation of liability

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit the liability of a director for:
•
any breach of a director’s duty of loyalty to the corporation or its shareholders;

•
acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•
statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption; or

•
any transaction from which the director derived an improper personal benefit.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or

Under Swiss corporate law, an indemnification of a director or member of the executive management in relation to potential personal liability is not effective to the extent the director or member of the executive management intentionally or negligently violated his or her corporate duties towards the corporation (certain views advocate that at least a grossly negligent violation is required to exclude the indemnification). Furthermore, the general meeting of shareholders may discharge (release) the directors and members of the executive management from liability for their conduct to the extent the respective facts are known to shareholders. Such discharge is effective only with respect to claims of the company and of those shareholders who approved the discharge or who have since acquired their shares in full knowledge of the discharge. Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.
The articles of association of a Swiss corporation may also set forth that the corporation shall indemnify and hold harmless, to the extent

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct:
•
by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;

•
by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;

•
by independent legal counsel in a written opinion if there are no eligible directors, or if the eligible directors so direct; or

•
by the shareholders.

Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.
permitted by the law, the directors and executive managers out of assets of the corporation against threatened, pending or completed actions. Also, a corporation may enter into and pay for directors’ and officers’ liability insurance which typically covers negligent acts as well.
Directors’ fiduciary duties

A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components:
•
the duty of care; and

•
the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take

The board of directors of a Swiss corporation manages the business of the corporation, unless responsibility for such management has been duly delegated to the executive management based on organizational rules. However, there are several non-transferable duties of the board of directors:
•
the overall management of the corporation and the issuing of all necessary directives;

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determination of the corporation’s organization;

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the organization of the accounting, financial control and financial planning systems as required for management of the corporation;

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the appointment and dismissal of persons entrusted with managing and representing the corporation;

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overall supervision of the persons entrusted with managing the corporation, in particular with

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precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
regard to compliance with the law, articles of association, operational regulations and directives;
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compilation of the annual report, preparation for the general meeting of the shareholders, the compensation report and implementation of its resolutions; and

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notification of the court in the event that the company is over-indebted.

A director of a Swiss corporation has a fiduciary duty to the corporation only. This duty has two components:
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the duty of care; and

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the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent director would exercise under similar circumstances.
The duty of loyalty requires that a director safeguard the interests of the corporation and requires that directors act in the interest of the corporation and, if necessarily, put aside their own interests. If there is a risk of a conflict of interest, the board of directors must take appropriate measures to ensure that the interests of the company are duly taken into account.
The burden of proof for a violation of these duties is with the corporation or with the shareholder bringing a suit against the director.
Directors also have an obligation to treat shareholders that are in similar situations equally.

Shareholder action by written consent
A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.	Shareholders of a Swiss corporation may only exercise their voting rights in a general meeting of shareholders and may not act by written consents.
Shareholder proposals
A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
At any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. No resolution may be taken on proposals relating to the agenda items that were not duly notified. Unless the articles of association provide for a lower threshold or for additional shareholders’ rights:
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one or several shareholders representing 10.0% of the share capital may ask that a general meeting of shareholders be called for specific agenda items and specific proposals; and

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one or several shareholders representing 10.0% of the share capital or CHF 1.0 million of nominal share capital, whichever is lower may ask that an agenda item including a specific proposal be put on the agenda for a regularly scheduled general meeting of shareholders, provided such request is made with appropriate notice.

Any shareholder can propose candidates for election as directors or make other proposals within the scope of an agenda item without prior written notice.
In addition, any shareholder is entitled, at a general meeting of shareholders and without advance notice, to (1) request information from the Board on the affairs of the company (note, however, that the right to obtain such information is limited), (2) request information from the auditors on the methods and results of their audit, (3) request that the general meeting of shareholders resolve to convene an extraordinary general meeting and (4) request, under certain circumstances and subject to certain conditions, that the general meeting of shareholders resolve a special audit.

Cumulative voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.	Cumulative voting is not permitted under Swiss corporate law. Pursuant to Swiss law, shareholders can vote for each proposed candidate, but they are not allowed to cumulate their votes for single candidates. An annual individual election of all members of the board of directors for a term of office of one year (i.e. until the end of the following annual general meeting) is mandatory for listed companies.
Removal of directors
A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	A Swiss corporation may remove, with or without cause, any director at any time with a resolution passed by an absolute majority of the shares represented at a general meeting of shareholders concerned. The articles of association may require the approval by a qualified majority of the shares represented at a meeting for the removal of a director. Our articles of association require that a shareholder resolution to remove an acting director be passed with an absolute majority of the shares represented.
Transactions with interested shareholders
The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested	No such specific rule applies to a Swiss corporation.

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shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting stock within the past three years.
Dissolution; Winding up
Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.	A dissolution and winding up of a Swiss corporation requires the approval by two-thirds of the shares represented as well as the absolute majority of the par value of the shares represented at a general meeting of shareholders passing a resolution on such dissolution and winding up. The articles of association may increase the voting thresholds required for such a resolution.
Variation of rights of shares
A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.	The general meeting of shareholders of a Swiss corporation may resolve that preference shares be issued or that existing shares be converted into preference shares with a resolution passed by a majority of the shares represented at the general meeting of shareholders. Where a company has issued preference shares, further preference shares conferring preferential rights over the existing preference shares may be issued only with the consent of both a special meeting of the adversely affected holders of the existing preference shares and of a general meeting of all shareholders, unless otherwise provided in the articles of association. The issuance of shares that are granted more voting power requires the approval by two-thirds of the shares represented as well as the absolute majority of the par value of the shares represented at the relevant general meeting of shareholders.
Shares with preferential voting rights are not regarded as preference shares for these purposes.
Amendment of governing documents
A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	The articles of association of a Swiss corporation may be amended with a resolution passed by an absolute majority of the shares represented at such meeting, unless otherwise provided in the articles of association. There are a number of resolutions, such as an amendment of the stated purpose of the corporation and the introduction of authorized and conditional capital, that require the approval by two-thirds of the votes and an absolute majority of the par value of the shares represented at a

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shareholders’ meeting. The articles of association may increase the voting thresholds.
Inspection of books and records
Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Swiss corporation may only inspect books and records if the general meeting of shareholders or the board of directors approved such inspection and only if confidential information possessed by a corporation is protected. A shareholder is only entitled to receive information to the extent required to exercise such shareholders’ rights, subject to the interests of the corporation. The right to inspect the share register is limited to the right to inspect that shareholder’s own entry in the share register.
Payment of dividends

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:
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out of its surplus; or

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in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year.

Stockholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without stockholder approval.

Dividend payments are subject to the approval of the general meeting of shareholders. The board of directors may propose to shareholders that a dividend shall be paid but cannot itself authorize the distribution.
Payments out of the company’s stated share capital (in other words, the aggregate par value of the company’s registered share capital) in the form of dividends are not allowed; payments out of stated share capital may be made by way of a capital reduction only. Dividends may be paid only from the profits from the previous business year or from the profits brought forward from the previous business years or if the company has distributable reserves, each as will be presented on the company’s audited annual stand-alone balance sheet and after allocations to reserves required by Swiss law and its articles of association have been deducted. The dividend may be determined only after the allocations to reserves required by the law and the articles of association have been made.

Creation and issuance of new shares
All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.	All creation of shares require a shareholders’ resolution. The creation of authorized or conditional share capital requires at least two-thirds of the voting rights represented at the general meeting of shareholders and an absolute majority of the nominal value of shares represented at such meeting. The board of directors may issue shares out of the authorized share capital during a period of up to two years. Shares are created and issued out of conditional share capital through the exercise of options or of conversion rights that the board of director may grant in relation to, e.g., debt instruments or employees.

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Rights plans / poison pills
Under Swiss corporation law, shareholders have pre-emptive rights to subscribe for new issuances of shares. Under certain circumstances, shareholders may authorize the board of directors to limit or withdraw pre-emptive rights or advance subscription rights in certain circumstances. However, limitation or withdrawal of shareholders’ pre-emptive rights can only be decided for valid reasons. Preventing a particular shareholder to exercise influence over the company is generally believed not to be a valid reason to limit or withdraw shareholders’ pre-emptive rights.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent 120 shares (or a right to receive 120 shares) deposited with UBS Switzerland AG, as custodian for the depositary in Switzerland. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered, and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.
You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Swiss law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR, which are filed as Exhibits 4.3 and 4.4, respectively.
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares?
The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.
Cash.   The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency, and it will not be liable for any interest.
Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.
Shares.   The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.
Rights to purchase additional shares.   If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
Other Distributions.   The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.
How can ADS holders withdraw the deposited securities?
You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

When can ADSs be cancelled by the depositary?
The depositary may cancel ADSs if there are no underlying deposited securities, or those deposited securities have become apparently worthless or to the extent there are insufficient underlying deposited securities because of an increase in the number of shares represented by one ADS.
How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.
Voting Rights
How do you vote?
ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Switzerland and the provisions of our articles of association or similar documents, to vote or to have its agents vote the deposited shares as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.
Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the shares represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if the shares represented by your ADSs are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses
Holders or persons depositing or withdrawing shares, surrendering ADSs, or to whom or from whom ADSs are delivered or cancelled, must pay:	For:
$10.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property or in relation to a change in the number of shares represented by ADSs
Surrender of ADSs for the purpose of withdrawal or cancellation of ADSs, including if the deposit agreement terminates or in relation to a change in the number of shares represented by ADSs
$.10 (or less) per ADS	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
Fees assessed from time to time, but not exceeding $.10 per ADS during any calendar year	Depositary services
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement)
Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect fees for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. While aggregate fees for depositary services will not exceed $.10 per ADS in a calendar year, an investor may be charged more than one such fee in a consecutive 12-month period. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.
Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities
The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.
If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.
If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if
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60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

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we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

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we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

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the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

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we appear to be insolvent or enter insolvency proceedings;

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all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

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there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

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there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 60 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to ADS holders (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

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are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

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are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

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are not liable if we or it exercises discretion permitted under the deposit agreement;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

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have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

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are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

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the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

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satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
Your Right to Receive the Shares Underlying your ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:
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when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

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when you owe money to pay fees, taxes and similar charges; or

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.
Shareholder Communications; Inspection of Register of Holders of ADSs
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.
Jury Trial Waiver
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.
You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

PLAN OF DISTRIBUTION
We may offer and sell the securities in one or more of the following ways (or in any combination) from time to time:
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through underwriters or dealers;

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directly to a limited number of purchasers or to a single purchaser;

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through agents; or

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through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of securities may be carried out, from time to time, in one or more transactions, including:
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block transactions and transactions on Nasdaq or any other organized market where the securities may be traded;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

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ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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“at the market” offerings within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise;

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sales in other ways not involving market makers or established trading markets, including direct sales to purchasers;

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through an agent; or

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through any other method permitted by applicable law and described in the application prospectus supplement.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
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the name or names of any underwriters, dealers or agents;

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the method of distribution;

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the public offering price or purchase price and the proceeds to us from that sale;

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the expenses of the offering;

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any discounts or commissions to be allowed or paid to the underwriters, dealers or agents;

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all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and

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any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.
Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.
We may also offer the shares to our existing shareholders through the granting of subscription rights on a pro rata basis, which may or may not be transferable. If in such a case not all underlying securities are subscribed for, we may then allocate the subscription rights directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to subscribe for the unsubscribed securities and to sell the corresponding shares to third parties.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS
We are organized under the laws of Switzerland and our registered office and domicile is located in Plan-les-Ouates, Geneva, Switzerland. Moreover, a number of our directors and executive officers and a number of directors of each of our subsidiaries are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent solely predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law of 1987, as amended, or PILA. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result was incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.
Switzerland and the United States do not have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:
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the non-Swiss court had jurisdiction pursuant to the PILA;

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the judgment of such non-Swiss court has become final and non-appealable;

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the judgment does not contravene Swiss public policy;

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the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

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no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

TAXATION
The material U.S. federal income tax and, to the extent applicable, material Swiss tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus or applicable prospectus supplement pertaining to those securities
EXPENSES
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement. All amounts are estimated except for the SEC registration amd FINRA filing fee.
Amount To Be Paid
SEC registration fees	$20,715
FINRA filing fees	$23,000
Printing and engraving expenses	$10,000
Legal fees and expenses	$40,000
Accounting fees and expenses	$10,000
Miscellaneous	$2,000
Total	$105,715
LEGAL MATTERS
Unless otherwise indicated in any prospectus supplement, Goodwin Procter LLP, New York, New York, will be representing us in connection with any offering and will pass upon certain matters of U.S. federal and New York law. Unless otherwise indicated in any prospectus supplement, Homburger AG will pass upon the validity of the securities to be offered and other legal matters relating to Swiss law. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Addex Therapeutics Ltd as of December 31, 2024 and December 31, 2023, and for each of the three years in the period ended December 31, 2024 and the consolidated financial statements of Neurosterix US Holdings LLC as of December 31, 2024 and for the period from April 2, 2024 to December 31, 2024 included in the Annual Report on Form 20-F of Addex Therapeutics Ltd, have been incorporated by reference in this prospectus in reliance on the reports of BDO AG, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements of Addex Therapeutics Ltd contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and periodic reports on Form 6-K. Those reports may be obtained at the website described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of such act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered thereunder.
The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
We also maintain a website at www.addextherapeutics.com/en/ through which you can access our SEC filings. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that we have filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished, rather than filed, and, except as may be noted in any such Form 6-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
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Our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 15, 2025;

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Our reports on Form 6-K furnished to the SEC on June 6, 2025, June 20, 2025, June 25, 2025, June 30, 2025, September 23, 2025, September 30, 2025, and October 29, 2025; and

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The description of our shares contained in our Registration Statement on Form 8-A, filed with the SEC on January 14, 2020, including any amendments or reports filed for the purposes of updating this description.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents, either in writing to Addex Therapeutics Ltd, Attn: Head of Finance, Chemin des Mines 9, CH-1202 Geneva, Switzerland, or by telephone at +41 22 884 1555.
You also may access these filings on our website at www.addextherapeutics.com/en/ through which you can access our SEC filings. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus or any prospectus supplement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus or any prospectus supplement modifies, supersedes or replaces such statement. Any statement that is modified or superseded will not constitute a part of this prospectus or prospectus supplement, except as modified or superseded.

Up to $3,300,000
American Depositary Shares Representing Ordinary Shares

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.
December 10, 2025